                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 10, 1998

                             DEVON ENERGY CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

         OKLAHOMA                       1-10067                1474008
(State or Other Jurisdiction of (Commission File Number)   (I.R.S. Employer
Incorporation or Organization)                           Identification Number)

      20 NORTH BROADWAY, SUITE 1500, OKLAHOMA CITY, OK          73102
          (Address of Principal Executive Offices)            (Zip Code)

       Registrant's telephone number, including area code: (405) 235-3611



                            Page 1 of __ total pages

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

THE COMBINATION

         On December 10, 1998, Devon Energy Corporation ("Devon") acquired all
68.5 million common shares of Northstar Energy Corporation ("Northstar"). The Northstar common shares were acquired in exchange for approximately 16.1 million exchangeable shares (the "Exchangeable Shares"). Devon also assumed Northstar's $312.6 million of long-term debt outstanding. The Exchangeable Shares were issued by Northstar, but are exchangeable at any time into Devon's common shares on a one-for-one basis. Prior to such exchange, the Exchangeable Shares have rights identical to those of Devon's common shares, including dividend, voting and liquidation rights. The issuance of the Exchangeable Shares for the Northstar common shares is hereafter referred to as the "Combination." The Combination was approved by Devon's shareholders at a special meeting held on December 9, 1998. The Combination was approved by Northstar's shareholders at a special meeting held on December 10, 1998.

PROPERTIES ACQUIRED

         The Combination significantly expands Devon's oil and gas property base. Northstar's properties had estimated proved reserves as of December 31, 1997, of 128 million barrels of oil equivalent ("MMBoe"). This total included
31.7 million barrels of oil, 550.1 billion cubic feet of natural gas and 4.6 million barrels of natural gas liquids. The addition of the Northstar proved reserves increased Devon's year-end 1997 total proved reserves by 70%. Northstar also had approximately 1.6 million net undeveloped acres as of the end of 1997. This is over three times Devon's year-end 1997 net undeveloped acreage prior to the Combination.

         All of Northstar's oil and gas properties, including undeveloped acreage, are located in Canada, with the majority in Alberta. After the Combination, 54% of Devon's pro forma year-end 1997 proved reserves were located in the United States and 46% were located in Canada. The oil/gas mix of such pro forma reserves was 38% oil and natural gas liquids and 62% natural gas.

FINANCIAL EFFECTS OF THE COMBINATION

         The Combination is being accounted for under the pooling-of-interests method of accounting for business combinations. Under the pooling-of-interests method, the assets, liabilities and operating results of Devon for all prior periods will be restated to include Northstar's historical assets, liabilities and operating results stated in accordance with U.S. generally accepted accounting principles ("GAAP").

         Item 7 of this report includes a pro forma balance sheet as of September 30, 1998, and pro forma statements of operations for the nine month periods ended September 30, 1998 and 1997, and for the years ended December 31, 1997, 1996 and 1995. The pro forma financial statements combine the accounts of Devon and Northstar, and are presented in U.S. dollars and under U.S. GAAP. Item 7 also includes the historical consolidated financial statements of Northstar for such periods. Such historical financial statements are presented in Canadian dollars and under Canadian GAAP. The significant differences between U.S. and Canadian GAAP are disclosed in note 13 to Northstar's consolidated financial statements.

NEW LONG-TERM CREDIT FACILITIES

         In connection with the closing of the Combination, Devon entered into new long-term credit facilities aggregating $400 million. The new facilities replace Devon's previous long-term credit facilities that totaled $208 million. The new facilities include a U.S. facility of $205 million and a Canadian facility of $195 million. At closing, $114.7 million was drawn against the facilities ($20.0 million in the U.S. and $94.7 million in Canada). Also at closing, in addition to the $114.7 million of debt borrowed under the new credit facilities, Devon assumed Northstar's $225 million of long-term, fixed rate debt.

         The new credit facilities are unsecured "balance sheet" facilities, and contain financial covenants similar to Devon's previous facilities.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

    (a)   Consolidated Financial Statements of Northstar Energy Corporation:
                  Auditors' Report to the Shareholders
                  Consolidated Balance Sheets
                  Consolidated Statements of Earnings
                  Consolidated Statements of Retained Earnings
                  Consolidated Statements of Cash Flow
                  Notes to Consolidated Financial Statements

    (b)   Pro Forma Financial Information:
                  Devon-Northstar Unaudited Pro Forma Combined Financial
                         Information:
                         Unaudited Pro Forma Combined Balance Sheet
                         Unaudited Pro Forma Combined Statements of Operations Notes to Unaudited Pro Forma Combined Financial
                                     Statements
                         Unaudited U.S. GAAP Financial Information - Northstar:
                          Unaudited U.S. GAAP Balance Sheet - Northstar Unaudited U.S. GAAP Statements of Operations -
                                     Northstar
                          Notes to Unaudited U.S. GAAP Financial Statements -
                                     Northstar

    (c)   Exhibits

                EXHIBIT
                NUMBER            DESCRIPTION
                -------           -----------
                  2      Amended and Restated Combination Agreement between the
                         Registrant and Northstar Energy Corporation dated June
                         29, 1998 (incorporated by reference to Annex B to
                         Registrant's definitive proxy statement for a special
                         meeting of shareholders, filed November 6, 1998).

                  3      Registrant's Amended and Restated Certificate of
                         Incorporation

                  4.1    Support Agreement, dated December 10, 1998, between the
                         Registrant and Northstar Energy Corporation

                  4.2    Provisions Attaching to the Exchangeable Shares

                  9      Voting and Exchange Trust Agreement, dated December 10,
                         1998, by and between the Registrant, Northstar Energy
                         Corporation and CIBC Mellon Trust Company

                  10.1   US Credit Agreement, dated December 11, 1998, among the
                         Registrant, as US Borrower, NationsBank, N.A., as
                         Administrative Agent, NationsBanc Montgomery
                         Securities, L.L.C., as Arranger, Bank One, Texas, N.A., as Syndication Agent, Bank of Montreal, as
                         Documentation Agent, First Union, as Co-Documentation
                         Agent, and Certain Financial Institutions, as Lenders

                  10.2   Canadian Credit Agreement, dated December 11, 1998,
                         among Northstar Energy Corporation and Devon Energy
                         Canada Corporation, as Canadian Borrowers, Bank of
                         America Canada, as Administrative Agent, NationsBanc
                         Montgomery Securities, L.L.C., as Arranger, First Chicago
                         Capital Markets, Inc., as Syndication Agent, Bank of Montreal,
                         as Documentation Agent, First Union, as Co-Documentation
                         Agent, and Certain Financial Institutions, as Lenders

                  23     Consent of Deloitte & Touche LLP

                                    SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            DEVON ENERGY CORPORATION

Date: December 22, 1998                     By /s/ Danny J. Heatly
                                               ----------------------
                                               Danny J. Heatly
                                               Controller

                      AUDITORS' REPORT TO THE SHAREHOLDERS

     We have audited the consolidated balance sheets of Northstar Energy Corporation as at December 31, 1997 and 1996 and the consolidated statements of earnings, retained earnings and cash flow for each of the years in the three year period ended December 31, 1997. These consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

     In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the company as at December 31, 1997 and 1996, and the results of its operations and the changes in its cash flow for each of the years in the three year period ended December 31, 1997 in accordance with Canadian generally accepted accounting principles.

     Accounting principles generally accepted in Canada vary in certain significant respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of net earnings and cash flows for each of the years in the three year period ended December 31, 1997 and the determination of shareholders' equity at December 31, 1997 and 1996 to the extent summarized in Note 13.

                                                 (SIGNED) DELOITTE & TOUCHE
                                            ------------------------------------
                                                     Deloitte & Touche
                                                   Chartered Accountants

Calgary, Canada
March 19, 1998
(except Note 12
which is as of
December 10, 1998)

                          NORTHSTAR ENERGY CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                              AS AT         AS AT DECEMBER 31,
                                                          SEPTEMBER 30,   -----------------------
                                                              1998           1997         1996
                                                          -------------   ----------   ----------
                                                           (UNAUDITED)
                                                              (THOUSANDS OF CANADIAN DOLLARS)
Current assets
  Cash and short-term investments.......................   $       --     $       --   $   33,859
  Accounts receivable...................................       59,417         73,044       79,486
  Investments (note 3)..................................        2,954         61,477          187
  Nevis gas plant and B.C. pipeline (note 11)...........           --             --      138,113
  Property disposition proceeds receivable (note 4).....           --             --       64,500
  Note receivable (note 3)..............................       34,813             --           --
                                                           ----------     ----------   ----------
                                                               97,184        134,521      316,145
Capital assets (note 4).................................    1,061,727      1,037,350      875,226
Deferred charges and investments (note 3)...............       29,063          6,291       53,513
                                                           ----------     ----------   ----------
                                                           $1,187,974     $1,178,162   $1,244,884
                                                           ==========     ==========   ==========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
  Accounts payable and accrued liabilities..............   $   59,707     $   81,431   $   84,032
  Short-term bank loan (note 5).........................       34,813             --           --
  Current portion of long-term debt.....................           --         70,000      170,973
  Current portion of deferred revenue...................        1,322          1,322        1,322
                                                           ----------     ----------   ----------
                                                               95,842        152,753      256,327
Long-term debt (note 5).................................      463,102        435,141      184,896
Deferred revenue (note 6)...............................        9,487         12,040       14,861
Provision for future site restoration (note 4)..........       19,829         17,372       14,662
Deferred income taxes...................................      174,491        168,761      136,066
                                                           ----------     ----------   ----------
                                                              762,751        786,067      606,812
Shareholders' equity (note 8)...........................      425,223        392,095      638,072
                                                           ----------     ----------   ----------
                                                           $1,187,974     $1,178,162   $1,244,884
                                                           ==========     ==========   ==========

Approved on behalf of the board

                (SIGNED) JOHN A. HAGG                               (SIGNED) A. GORDON STOLLERY
-----------------------------------------------------  -----------------------------------------------------
                    John A. Hagg                                        A. Gordon Stollery
                      Director                                               Director

                          NORTHSTAR ENERGY CORPORATION

                      CONSOLIDATED STATEMENTS OF EARNINGS

                                         FOR THE NINE MONTHS ENDED
                                               SEPTEMBER 30,         FOR THE YEARS ENDED DECEMBER 31,
                                         -------------------------   ---------------------------------
                                            1998          1997         1997        1996        1995
                                         -----------   -----------   ---------   ---------   ---------
                                         (UNAUDITED)   (UNAUDITED)
                                                                       (THOUSANDS OF CANADIAN DOLLARS)
Revenues
  Oil and gas sales....................   $189,132      $233,228     $313,275    $334,128    $261,119
  Net royalties........................    (26,100)      (46,716)     (57,776)    (63,138)    (43,372)
                                          --------      --------     --------    --------    --------
                                           163,032       186,512      255,499     270,990     217,747
  Interest and other income............      3,174         1,985        2,138      14,576      10,258
  Gain on sale of assets (note 11).....     40,241        40,677       40,671      14,453          --
  Equity earnings (note 3).............         --         6,102        8,578       8,111       1,905
                                          --------      --------     --------    --------    --------
                                           206,447       235,276      306,886     308,130     229,910
                                          --------      --------     --------    --------    --------
Expenses
  Operating............................     43,854        37,854       53,274      56,940      47,852
  General and administrative...........     11,248        10,847       12,494       7,639       8,969
  Interest on long-term debt...........     23,742        15,684       27,302      17,105      12,392
  Foreign exchange loss on repayment of
     $US debt (note 5).................         --            --        4,003          --          --
  Depletion and depreciation (note
     4)................................     90,549        86,698      118,815     119,828     101,353
  Income and capital taxes (note 9)....      7,511        38,120       40,933      44,556      22,766
                                          --------      --------     --------    --------    --------
                                           176,904       189,203      256,821     246,068     193,332
                                          --------      --------     --------    --------    --------
          Net earnings.................   $ 29,543      $ 46,073     $ 50,065    $ 62,062    $ 36,578
                                          ========      ========     ========    ========    ========
Earnings per share -- basic............   $   0.43      $   0.61     $   0.68    $   0.72    $   0.45
                    -- fully diluted...   $   0.41      $   0.59     $   0.66    $   0.70    $   0.44

                          NORTHSTAR ENERGY CORPORATION

                  CONSOLIDATED STATEMENTS OF RETAINED EARNINGS

                                           FOR THE NINE MONTHS
                                           ENDED SEPTEMBER 30,       FOR THE YEARS ENDED DECEMBER 31,
                                        -------------------------   ----------------------------------
                                           1998          1997          1997        1996        1995
                                        -----------   -----------   ----------   ---------   ---------
                                        (UNAUDITED)   (UNAUDITED)
                                                       (THOUSANDS OF CANADIAN DOLLARS)
Retained earnings, beginning of
  period..............................   $ 77,723      $246,443     $ 246,443    $186,975    $152,908
Net earnings..........................     29,543        46,073        50,065      62,062      36,578
Repurchase of common shares (note
  8)..................................         --      (206,353)     (206,353)         --          --
Merger costs, net of deferred taxes
  (note 1)............................         --       (12,384)      (12,432)         --          --
Dividends.............................         --            --            --      (2,594)     (2,511)
                                         --------      --------     ---------    --------    --------
Retained earnings, end of period......   $107,266      $ 73,779     $  77,723    $246,443    $186,975
                                         ========      ========     =========    ========    ========

                          NORTHSTAR ENERGY CORPORATION

                      CONSOLIDATED STATEMENTS OF CASH FLOW

                                             FOR THE NINE MONTHS
                                             ENDED SEPTEMBER 30,      FOR THE YEARS ENDED DECEMBER 31,
                                          -------------------------   ---------------------------------
                                             1998          1997         1997        1996        1995
                                          -----------   -----------   ---------   ---------   ---------
                                          (UNAUDITED)   (UNAUDITED)
                                                         (THOUSANDS OF CANADIAN DOLLARS)
Provided by operating activities
  Cash flow from operations (note 10)...   $ 87,448      $ 125,255    $ 167,044   $ 205,307   $ 157,096
  Change in non-cash trade accounts.....     (8,097)       (21,422)       3,841      (4,531)     (9,810)
                                           --------      ---------    ---------   ---------   ---------
                                             79,351        103,833      170,885     200,776     147,286
                                           --------      ---------    ---------   ---------   ---------
Provided by (used for) financing
  activities
  Long-term debt, net...................    (64,944)       108,183      141,240     143,759     191,704
  Common shares issued for cash.........      3,585         16,582       16,777      55,950      14,030
  Common shares repurchased.............         --       (300,387)    (300,387)         --          --
  Merger costs..........................         --        (17,370)     (17,453)         --          --
  Deferred revenue......................     (2,553)        (3,789)      (2,821)     (6,926)      5,060
  Dividends.............................         --             --           --      (2,594)     (2,511)
                                           --------      ---------    ---------   ---------   ---------
                                            (63,912)      (196,781)    (162,644)    190,189     208,283
                                           --------      ---------    ---------   ---------   ---------
Provided by (used for) investing
  activities
  Capital assets........................   (110,799)      (184,687)    (275,777)   (193,663)   (329,777)
  Investments and other assets..........         --             --       (6,750)    (10,799)    (20,699)
  Proceeds on sale of assets............     97,030        243,776      243,284      23,125          --
  Site restoration......................     (1,670)            --       (2,857)     (1,852)     (1,038)
  Acquisition of Nevis gas plant (note
     11)................................         --             --           --    (119,295)         --
  Changes in non-cash working capital
     related to investing activities....         --             --           --     (64,500)    (16,750)
                                           --------      ---------    ---------   ---------   ---------
                                            (15,439)        59,089      (42,100)   (366,984)   (368,264)
                                           --------      ---------    ---------   ---------   ---------
Increase (decrease) in cash position....         --        (33,859)     (33,859)     23,981     (12,695)
Cash position, beginning of period......         --         33,859       33,859       9,878      22,573
                                           --------      ---------    ---------   ---------   ---------
Cash position, end of period............   $     --      $      --    $      --   $  33,859   $   9,878
                                           ========      =========    =========   =========   =========

                          NORTHSTAR ENERGY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
   (INFORMATION AS AT SEPTEMBER 30, 1998 AND FOR THE NINE MONTH PERIODS ENDED
                   SEPTEMBER 30, 1998 AND 1997 IS UNAUDITED)

     Northstar Energy Corporation ("the Company" or "Northstar") operates in the oil and gas industry in Canada. The consolidated financial statements of the Company are stated in Canadian dollars and have been prepared by management in accordance with accounting principles generally accepted in Canada, consistently applied. These consolidated financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and in light of information available up to March 19, 1998. Significant accounting policies are summarized in Note 2.

NOTE 1 -- BASIS OF PRESENTATION

     On March 14, 1997, pursuant to an offer to purchase all of the shares of Morrison Petroleums Ltd. ("Morrison") set out in an information circular dated February 21, 1997, the Company entered into a business combination with Morrison, a company operating in the oil and gas industry primarily in western Canada. In March 1997 Northstar issued a total of 46,146,933 common shares, at a rate of 0.7 Northstar common share for each Morrison share, following which the former shareholders of Morrison held 53 percent and the former shareholders of Northstar held 47 percent of the then outstanding common shares of the combined company. On March 14, 1997, the closing market price of the Northstar common shares was $14.70 per share.

     The nature of the business combination was such that neither of the combining companies could be identified as the acquirer for accounting purposes. Accordingly, the business combination has been accounted for using the pooling-of-interest method of accounting whereby the consolidated financial statements reflect the combined historical carrying values of the assets, liabilities and shareholders' equity, and the historical operating results of Northstar and Morrison for each of the periods presented. The accounting policies of both companies were substantially identical and changes were not required to the numbers previously reported by the two companies. However, certain prior year information has been reclassified to conform to the current method of presentation.

     The book value of the assets and liabilities brought into the combination by each of the combining companies approximate those at March 31, 1997, which are set out below:

                                                              NORTHSTAR   MORRISON
                                                              ---------   ---------
                                                                   (THOUSANDS)
Assets
  Current assets............................................  $ 46,443    $ 101,424
  Capital assets............................................   384,156      548,161
  Investments and other assets..............................    28,950       29,120
                                                              --------    ---------
                                                               459,549      678,705
                                                              --------    ---------
Liabilities
  Current liabilities.......................................   (44,267)     (51,594)
  Long-term debt............................................   (83,058)    (103,823)
  Deferred revenue..........................................    (6,156)      (7,488)
  Deferred obligations......................................    (6,652)      (8,873)
  Deferred income taxes.....................................   (45,215)    (112,289)
                                                              --------    ---------
                                                              $274,201    $ 394,638
                                                              ========    =========

                          NORTHSTAR ENERGY CORPORATION

     The revenues and net income of Northstar and Morrison for the period January 1, 1997 to March 31, 1997 are set out below:

                                                              NORTHSTAR   MORRISON
                                                              ---------   --------
                                                                  (THOUSANDS)
Revenues, net of royalties..................................   $38,920    $26,751
Net earnings................................................   $ 9,411    $28,515(1)
                                                               =======    =======

---------------

(1) Includes an after-tax gain on sale of assets of $24.9 million.

     Costs of $17.8 million ($12.4 million net of deferred income taxes), consisting mainly of professional and advisory fees, employee severance charges and other costs directly related to the business combination have been charged to retained earnings in the current period.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and all of its subsidiaries. The accounts of Mountain Energy Inc. ("Mountain Energy"), a corporation in which both Northstar and Morrison Middlefield Resources Limited ("MMRL") each have a 50% interest, is accounted for using the proportionate consolidation basis. Substantially all of the Company's petroleum and natural gas operations are conducted jointly with others and these financial statements reflect only the Company's proportionate interest in such activities.

SHORT-TERM INVESTMENTS

     Short-term investments consist of readily marketable Canadian government bonds and similar investments and are recorded at the lower of cost and market value.

EQUITY INVESTMENTS

     The Company holds a 48% interest in West Windsor Power (an Ontario General Partnership) ("West Windsor Power") and, accordingly, accounts for this investment using the equity method. Those direct costs relating to the investment incurred by the Company are amortized over the estimated useful life of the cogeneration plant owned by the partnership, which is estimated to be 30 years.

     The Company also accounts for its 21.5% interest in MMRL under the equity method.

EXPLORATION AND DEVELOPMENT COSTS

     The Company follows the full cost method whereby exploration and development costs are capitalized. Those costs include direct acquisition, exploration and development costs together with applicable overhead and carrying charges, net of government incentives and tax credits. Interest expense is not capitalized except for interest on financing which is directly related to the pre-production phase of major development projects. Proceeds from disposals are normally deducted from net capital costs without recognition of gains or losses.

     Costs subject to depletion under the full cost method include estimated future site restoration costs. This estimate includes the cost of production equipment removal and environmental clean-up based upon regulations and economic considerations applicable at year-end. The annual provision for future restoration costs is included with depletion and depreciation.

     A ceiling test is employed annually to ensure costs accumulated by the Company do not exceed estimated future cash flows from proven reserves and the cost of undeveloped properties. For the purposes of this test,

                          NORTHSTAR ENERGY CORPORATION
future cash flows are determined using year-end prices and costs, including deductions for applicable overhead, financing and income tax expenses. The Company periodically performs an impairment test relative to the capitalized cost of undeveloped properties.

DEPLETION AND DEPRECIATION

     Petroleum and natural gas properties, excluding undeveloped properties, are depleted using the unit-of-production method based on estimated proven reserves before deduction of royalties and after conversion to units of common measure based on relative energy content. Processing facilities are depreciated based on the estimated reserve life of each facility. Other assets are depreciated or amortized based on various rates relating to the estimated useful life of each asset.

REVENUE RECOGNITION

     Payments received for undelivered gas are initially deferred and are recognized as revenue when deliveries are made or on the expiry of the period allowed for such deliveries.

FOREIGN CURRENCY TRANSLATION

     Revenues and expenses arising in foreign currencies are translated at the average rate of exchange during the month in which the transaction occurred. Monetary assets and liabilities denominated in foreign currencies are translated at exchange rates in effect at the balance sheet date. Exchange gains and losses are included in income, except for unrealized exchange gains or losses arising on translation of long-term debt, which are deferred and amortized over the term of the debt.

COMMODITY PRICE SWAPS

     The Company has entered into oil and natural gas price and foreign exchange rate swap contracts to mitigate the effects of price and foreign exchange fluctuations on its earnings.

     Gains and losses arising from the swaps are deferred and reported as adjustments to revenues at the time of sale of the related products (see Financial Instruments, Note 7). The carrying amounts of these instruments are included in accounts receivable in the case of contracts in a net receivable position and accounts payable in the case of contracts in a net payable position.

MEASUREMENT UNCERTAINTY

     The amounts recorded for depletion, depreciation and amortization of capital assets and the provision for future site restoration and reclamation costs are based on estimates. The ceiling test is based on estimates of proved reserves, production rates, oil and gas prices, future costs and other relevant assumptions. By their nature, these estimates are subject to measurement uncertainty and the effect on the financial statements of changes in such estimates in future periods could be significant.

                          NORTHSTAR ENERGY CORPORATION

NOTE 3 -- DEFERRED CHARGES AND INVESTMENTS

                                                                                 DECEMBER 31,
                                                              SEPTEMBER 30,    -----------------
                                                                  1998          1997      1996
                                                              -------------    -------   -------
                                                                         (THOUSANDS)
West Windsor Power -- investment...........................      $    --       $11,744   $10,211
                       -- direct costs.....................           --        16,175    16,075
                                                                 -------       -------   -------
                                                                      --        27,919    26,286
  Less: amortization.......................................           --         1,142       606
                                                                 -------       -------   -------
                                                                      --        26,777    25,680
MMRL (market value December 31, 1997 -- $44,277; December
  31, 1996 -- $38,098).....................................           --        29,754    20,362
Other investments..........................................        2,954         4,946     4,749
                                                                 -------       -------   -------
Total investments..........................................        2,954        61,477    50,791
Land.......................................................          948           971       971
Deferred foreign exchange..................................       25,925         4,801       712
Deferred charges, net of accumulated amortization..........        2,190           519     1,226
                                                                 -------       -------   -------
                                                                  32,017        67,768    53,700
  Less: investments classified as current assets...........        2,954        61,477       187
                                                                 -------       -------   -------
                                                                 $29,063       $ 6,291   $53,513
                                                                 =======       =======   =======

     In March 1998, the Company completed the sale of its investment in West Windsor Power for consideration of $72.3 million, resulting in a pre-tax gain of approximately $40 million. The proceeds received include two non-interest bearing notes receivable of $36 million and $36.3 million. The $36 million note was purchased by a chartered bank on a discounted basis, and the proceeds of $35.8 million were applied against long-term bank debt. The $36.3 million note receivable has been recorded on the balance sheet at its discounted value of $34.8 million. This note was used to secure a new short-term bank loan of $34.8 million which was applied against long-term bank debt (Note 5).

     West Windsor Power owns and operates a 109 megawatt cogeneration plant located in Windsor, Ontario which produces power which is sold to Ontario Hydro under a 20 year contract. The plant commenced commercial operations in November 1995.

     The partnership's interest in its cogeneration facility was financed by way of a non-recourse term loan to the partnership through a syndicate of international banks. Security for the loan was limited to the assets of the partnership, with no recourse to other assets of the Company or its partners. In connection with the construction of the plant and financing, the Company contributed $14.7 million of equity (December 31, 1997 and 1996 -- $14.7 million). The Company also issued irrevocable letters of credit amounting to $6.2 million in favour of the financing syndicate.

     The Company capitalized $NIL, $NIL, $0.1 million, $3.0 million and $0.1 million during the nine month periods ended September 30, 1998 and 1997, and the years ended December 31, 1997, 1996 and 1995, respectively of direct costs, net of development fees, in connection with its investment in the partnership. Equity income recorded from the Company's investment in West Windsor Power amounted to $NIL and $3.7 million for the nine month periods ended September 30, 1998 and 1997, and $5.7 million, $3.9 million and $1.0 million for the years ended December 31, 1997, 1996 and 1995 respectively.

     On July 31, 1998, the Company completed the exchange of its shares and options of MMRL for MMRL's 50% interest in Mountain Energy which owns certain of MMRL's Canadian oil and gas properties. The transaction was effective June 30, 1998. Under the terms of the agreement, Northstar no longer acts as co-manager of MMRL and has not received management fees effective June 1, 1998. Prior to the July 31,

                          NORTHSTAR ENERGY CORPORATION

1998 exchange, the investment in MMRL represented the cost, together with equity earnings, of the Company's investment in the common shares of MMRL. The Company had accounted for its interest in MMRL under the equity method with effect from January 6, 1995. At that time the Company's cost was less than MMRL's underlying net book value by $1.5 million. This difference was being amortized to earnings over the life of the related oil and natural gas reserves. The Company was a co-manager of MMRL and received management fees for services provided to MMRL. Management fees earned in the nine month periods ended September 30, 1998 and 1997 amounted to $0.3 million and $3.7 million, respectively, and in the years ended December 31, 1997, 1996 and 1995 amounted to $4.4 million, $4.1 million and $1.9 million, respectively. At September 30, 1998 MMRL owed Northstar $0.5 million (December 31, 1997 -- $0.7 million; December 31, 1996 -- $0.2 million due to MMRL) in respect of activities managed by Northstar.

     On January 31, 1996, the Company increased its investment in common shares of MMRL through the exercise of warrants to purchase common shares. Substantially all of the warrants held by other warrant holders of MMRL were exercised prior to their expiry on January 31, 1996, following which Northstar's interest in MMRL was diluted. A dilution gain of $1.4 million was recorded on the deemed disposition of a portion of Northstar's investment in MMRL and is included in equity income. Equity income recorded from the Company's investment in MMRL amounted to $NIL, $2.4 million, $2.9 million, $4.2 million and $0.9 million for the nine month periods ended September 30, 1998 and 1997, and for the years ended December 31, 1997, 1996 and 1995, respectively.

     Other investments at September 30, 1998 include marketable securities with an aggregate cost of $2.2 million; (December 31, 1997 -- $3.3 million; December 31, 1996 -- $1.5 million) which have a market value of $2.4 million (December 31, 1997 -- $5.6 million; December 31, 1996 -- $2.5 million).

     Northstar's other investments, including the cost of the investment in MMRL, were classified as current assets at December 31, 1997 due to Northstar's intention to sell these investments in 1998.

NOTE 4 -- CAPITAL ASSETS

                                 SEPTEMBER 30, 1998                         DECEMBER 31, 1997
                       ---------------------------------------   ---------------------------------------
                                     ACCUMULATED                               ACCUMULATED
                                    DEPLETION AND                             DEPLETION AND
                          COST      DEPRECIATION       NET          COST      DEPRECIATION       NET
                       ----------   -------------   ----------   ----------   -------------   ----------
                                                          (THOUSANDS)
Petroleum and natural
 gas properties......  $1,552,709     $591,757      $  960,952   $1,440,909     $511,171      $  929,738
Natural gas
 processing
 facilities..........     120,772       27,280          93,492      123,456       24,126          99,330
Other assets.........      20,496       13,213           7,283       20,295       12,013           8,282
                       ----------     --------      ----------   ----------     --------      ----------
                       $1,693,977     $632,250      $1,061,727   $1,584,660     $547,310      $1,037,350
                       ==========     ========      ==========   ==========     ========      ==========

                                 DECEMBER 31, 1996
                       -------------------------------------
                                     ACCUMULATED
                                    DEPLETION AND
                          COST      DEPRECIATION      NET
                       ----------   -------------   --------
                                    (THOUSANDS)
Petroleum and natural
 gas properties......  $1,173,468     $405,930      $767,538
Natural gas
 processing
 facilities..........     116,694       18,160        98,534
Other assets.........      18,803        9,649         9,154
                       ----------     --------      --------
                       $1,308,965     $433,739      $875,226
                       ==========     ========      ========

     Undeveloped acreage and related seismic costs not subject to depletion amounted to $78.8 million at September 30, 1998 and December 31, 1997, and $73.5 million at December 31, 1996.

     The provision for future estimated site reclamation costs amounted to $4.1 million, $5.0 million, $5.9 million, $6.3 million and $4.2 million for the nine month periods ended September 30, 1998 and 1997 and for the years ended December 31, 1997, 1996 and 1995, respectively.

     In December 1996, the Company entered into agreements relating to the sale of certain non-core oil and natural gas properties. Proceeds aggregating $64.5 million were receivable at December 31, 1996 in respect of dispositions which closed in January 1997. The amounts receivable in respect of these sales have been removed from property, plant and equipment and classified as a current asset. No gains or losses were attributable to these dispositions.

                          NORTHSTAR ENERGY CORPORATION

NOTE 5 -- SHORT-TERM BANK LOAN AND LONG-TERM DEBT

     In March 1998, Northstar arranged a short-term non-revolving bank loan in the amount of $34.8 million with a Canadian chartered bank. The loan is repayable in full on January 4, 1999 and is secured by the note receivable in connection with the sale of West Windsor Power.

                                                                                DECEMBER 31,
                                                           SEPTEMBER 30,    --------------------
                                                               1998           1997        1996
                                                           -------------    --------    --------
                                                                        (THOUSANDS)
6.79% senior notes due March 2, 2009 (US$150,000)........    $228,885       $     --    $     --
6.76% senior notes due July 19, 2005 (US$75,000).........     114,443        107,183     102,720
7.03% senior notes due November 7, 2005 (US$60,000)......          --         85,746      82,176
Bank debt................................................     119,774        312,212     121,680
Promissory note payable and preferred shares of Mountain
  Energy.................................................          --             --      44,290
Capital lease obligation.................................          --             --       5,003
                                                             --------       --------    --------
                                                              463,102        505,141     355,869
Less: portion classified as current......................          --         70,000     170,973
                                                             --------       --------    --------
                                                             $463,102       $435,141    $184,896
                                                             ========       ========    ========

     On March 2, 1998, Northstar issued US$150 million senior notes by way of a private placement. The notes, which are unsecured, bear interest at 6.79% and are repayable in three equal annual installments of US$50 million commencing in 2007. Proceeds received from the notes were used to repay US$60 million outstanding under the Company's 7.03% senior notes and the balance was applied to bank debt. Foreign exchange losses and other charges which had previously been deferred in respect of the 7.03% senior notes were charged to earnings at December 31, 1997.

     The 6.76% senior notes, which are unsecured, were issued in 1995 pursuant to a private placement with institutional investors in the United States. The notes bear interest at the annual interest rates disclosed above and are repayable in five annual installments of US$15 million, commencing in 2001.

     In 1997, Northstar arranged an extendible revolving term credit facility in the amount of $300 million with a syndicate of Canadian banks and a separate $60 million extendible operating credit facility with a Canadian chartered bank. These facilities, which are unsecured, are renewable annually by mutual agreement. In the event that the facilities are not renewed by the lenders, any borrowings outstanding become repayable in equal consecutive quarterly installments over a 66 month period commencing four months after the renewal date. The facilities provide for various interest rate and Bankers Acceptance fee options, which are based on market rates in effect from time to time and the Company's debt to cash flow ratio. During the third quarter of 1998, the extendible revolving long-term credit facility and the extendible operating credit facility were reduced to $90 million and $60 million, respectively, at the request of the Company. At June 30, 1998, borrowings under these facilities amounted to $125.0 million and bore interest at an average interest rate of 6.33%. In March 1998, following the receipt of proceeds on the sale of the cogeneration investment, long-term bank debt was reduced by approximately $70.0 million. Accordingly, this amount has been classified as a current liability at December 31, 1997. Bank debt outstanding at December 31, 1996 was classified as current due to its repayment in January 1997 with proceeds received on the sale of the Nevis gas plant and the B.C. pipeline to the Morrison Facilities Income Fund.

                          NORTHSTAR ENERGY CORPORATION

     The promissory note payable and preferred shares of Mountain Energy represented Northstar's proportionate share of obligations of Mountain Energy in connection with an oil and natural gas property purchase completed by that company. The preferred shares, which were entitled to dividends at 2.2% per annum, were redeemed by Mountain Energy in 1997. The promissory note, of which Northstar's share was $11.4 million, bore interest at 5.25% per annum and was repaid in 1997.

     In October 1997, the Company exercised its buyout option under a capital lease obligation in respect of certain gas plant equipment which bore interest at 8.75% per annum. At December 31, 1996, the capitalized cost of the leased equipment was $9.4 million and accumulated depreciation amounted to $3.8 million.

NOTE 6 -- DEFERRED REVENUE

     Included in deferred revenue at September 30, 1998, and December 31, 1997 and 1996 is $5.2 million, $6.6 million, and $8.4 million, respectively, representing amounts received on foreign exchange and crude oil and natural gas price forward sale agreements. These amounts will be recognized in income during the period 1998 to 2000, the terms of the related forward sale agreements.

     Deferred revenue also includes at September 30, 1998 and at December 31, 1997 and 1996, $5.8 million, $6.7 million, and $7.8 million, respectively, in respect of a prepaid gas sales contract. Under the contract, the Company is required to sell 26 billion cubic feet of natural gas to a United States-based purchaser over an estimated 12 year period, which commenced November 1, 1990. In addition to amounts paid by the purchaser for the natural gas sold under the contract, the contract requires the purchaser to pay operating fees and Crown royalties associated with contracted production. Cumulative natural gas deliveries pursuant to the contract to September 30, 1998 amounted to 16.7 billion cubic feet. Estimated deliveries for 1998 are 2.2 billion cubic feet, in respect of which $1.3 million has been classified as a current liability.

     The Company's obligation to deliver natural gas under the contract is secured by a fixed charge on certain natural gas reserves. In management's opinion, the Company has available production capacity in excess of the contracted volumes. Therefore, delivery obligations will be satisfied from production, and no repayments will be required.

NOTE 7 -- FINANCIAL INSTRUMENTS AND COMMODITY CONTRACTS

FINANCIAL INSTRUMENTS

     Northstar has entered into contracts to manage its exposure to fluctuations in oil and natural gas prices and foreign exchange rates. The Company is exposed to credit risk to the extent of non-performance by counterparties to the contracts. However, the Company minimizes this risk by only entering into agreements with highly rated major international financial institutions. Maximum exposure to credit losses on these financial instruments approximates their fair value as disclosed below.

OIL AND NATURAL GAS PRICES

     At September 30, 1998, the Company had sold forward approximately 7,000 Bbls per day of remaining 1998 crude oil and liquids production, representing approximately 41 percent of first nine months of 1998 production levels. Approximately 6,000 Bbls per day have been sold at an average price of US$19.02 per Bbl and 1,000 Bbls per day have been sold at a price of Cdn$24.13 per Bbl. Approximately 500 Bbls per day of 1999 production has been sold at an average price of US$20.01 per Bbl. In addition, the Company has sold call options in respect of 13,700 Bbls per day of production during the period October to December 1998 and 7,500 Bbls per day during the period January to December 1999. The options are exercisable by the holder at an average price of US$19.54 per Bbl and US$20.03 per Bbl, respectively.

                          NORTHSTAR ENERGY CORPORATION

     Northstar has also sold forward approximately 30 MMcf per day of 1998 natural gas production (representing approximately 16 percent of the first nine months of 1998 production levels) at an average price of $2.05 per Mcf. Production sold forward in respect of subsequent years approximates 23 MMcf per day in 1999, 5 MMcf per day in 2000, 5 MMcf per day in 2001 and 4 MMcf per day in 2002, at $2.27, $1.88, $2.64 and $2.66 per Mcf, respectively. In addition, the Company has entered into indexed base swap arrangements in respect of 10 MMcf per day of 1998 natural gas production, 5 MMcf per day of 1999 production and 5 MMcf per day for the period January 1, 2000 to March 31, 2002 and has also sold call options in respect of 25 MMcf per day of production during the month of October 1998 and 5 MMcf per day during the period November 1999 to October 2000. The options are exercisable by the holder at an average price of $2.37 and $2.53 per Mcf, respectively.

FOREIGN EXCHANGE

     To reduce the exposure to exchange rate fluctuations on US dollar revenues, the Company has entered into exchange rate contracts to sell US$60 million during each of the years 1998 and 1999 at an average rate of US$0.732 and US$0.726, respectively, and US$30 million in 2000 at US$0.727. Of the amount hedged in 1999 and 2000, U.S. $10 million is extendable, at the option of the counter party, for an additional one-year period at rates of U.S. $0.713 and U.S. $0.710, respectively.

CARRYING AMOUNTS AND ESTIMATED FAIR VALUES OF FINANCIAL INSTRUMENTS

     Northstar's financial instruments recognized on the consolidated balance sheets consist of cash, marketable securities, accounts receivable, investments, accounts payable and long-term debt. With the exception of investments, the fair values of all financial instruments classified as current assets or current liabilities approximate their carrying amounts due to the short-term maturity of these instruments. The following table summarizes estimated fair value of commodity and foreign exchange contracts, investments and non-current financial instruments:

                        SEPTEMBER 30, 1998       DECEMBER 31, 1997       DECEMBER 31, 1996
                       ---------------------   ---------------------   ----------------------
                       CARRYING      FAIR      CARRYING      FAIR      CARRYING       FAIR
                        AMOUNT       VALUE      AMOUNT       VALUE      AMOUNT       VALUE
                       ---------   ---------   ---------   ---------   ---------   ----------
                                                    (THOUSANDS)
Crude oil
  contracts..........  $  (1,173)  $   3,300   $     221   $   4,900   $    (313)  $   (7,021)
Natural gas
  contracts..........       (442)     (8,500)       (357)        200         139       (3,244)
Foreign exchange
  contracts..........     (1,989)    (18,100)       (483)     (7,200)         --        2,500
Cogeneration
  investment.........         --          --      26,777      72,400      25,680   Note below
Investments..........      2,954       3,175      34,700      51,602      25,111       52,630
Long-term debt.......  $(463,102)  $(486,349)  $(435,141)  $(444,926)  $(184,896)  $ (182,361)

     The fair value of crude oil and natural gas contracts is based on quotes provided by brokers while the fair value of investments is determined primarily on the basis of market quotes. The fair value of long-term debt has been estimated by discounting the principal and interest payments at rates available to the Company for debt of similar terms and maturity. The fair value of the cogeneration investment at December 31, 1997 is based on the selling price negotiated with the purchaser in a sale completed in March 1998. At December 31, 1996, management estimated that the fair value of the cogeneration investment was in excess of its carrying value.

COMMODITY CONTRACTS

     In addition to the financial instruments set out above, Northstar has also entered into fixed price natural gas sales contracts for approximately 49.7 MMcf per day in 1998 at an average price of $2.05 per Mcf, 57.7 MMcf per day in 1999 at an average price of $2.07 per Mcf and 53.1 MMcf per day for the years 2000 to

                          NORTHSTAR ENERGY CORPORATION

2002 at average prices between $2.24 and $2.33 per Mcf. Another 32 MMcf per day of natural gas production has been sold under five to ten year contracts at an initial price of $1.87 per Mcf, escalating at approximately 4% for the duration of the contracts.

NOTE 8 -- SHAREHOLDERS' EQUITY

                                                                             DECEMBER 31,
                                                            ----------------------------------------------
                                     SEPTEMBER 30, 1998              1997                    1996
                                    ---------------------   ----------------------   ---------------------
                                    NUMBER OF                NUMBER OF               NUMBER OF
                                      SHARES      AMOUNT      SHARES       AMOUNT      SHARES      AMOUNT
                                    ----------   --------   -----------   --------   ----------   --------
                                                        (THOUSANDS FOR DOLLAR AMOUNTS)
Common shares
  Authorized: unlimited number of
    shares issued:
    Beginning of period...........  67,963,722   $314,372    86,956,189   $391,629   81,790,738   $334,712
    On exercise of stock options
      and employee retirement
      savings plan................     505,963      3,585     1,697,060     16,777      897,761      7,467
    Shares repurchased............          --         --   (20,689,527)   (94,034)
    Public share offering.........          --         --            --         --    3,500,000     48,691
    Under flow through share
      agreements..................          --         --            --         --      767,690        759
                                    ----------   --------   -----------   --------   ----------   --------
    End of period.................  68,469,685    317,957    67,963,722    314,372   86,956,189    391,629
Retained earnings.................          --    107,266            --     77,723           --    246,443
                                    ----------   --------   -----------   --------   ----------   --------
                                            --   $425,223            --   $392,095           --   $638,072
                                    ==========   ========   ===========   ========   ==========   ========

     On April 16, 1997, pursuant to an issuer bid, the Company repurchased 20,689,527 of its common shares at a price of $14.50 per share. The aggregate cost of the repurchase amounted to $300.4 million, of which $94.0 million was charged to share capital. The remaining $206.4 million, representing the amount paid in excess of the average carrying value of the common shares repurchased, was charged to retained earnings.

     On February 23, 1996, the Company issued 3,500,000 common shares for proceeds of $47.8 million net of issue costs.

     Under the flow through share agreements, subscribers are entitled to deduct, for income tax purposes, the expenditures made by the Company on qualifying oil and gas activities from funds subscribed and the Company retains the right to the oil and gas properties to which the expenditures relate. The Company has recorded as share capital the share subscriptions received, less the tax effect of subsequent oil and gas expenditures not being deductible for income tax purposes by the Company. Flow through shares issued in 1996 include 701,750 common shares for which the related subscriptions of $8.0 million were received and included in share capital in 1995. The shares were issued in 1996 after the qualifying expenditures had been incurred.

STOCK OPTIONS

     As at September 30, 1998, the Company had reserved 4,593,150 common shares under stock option agreements granted to employees pursuant to Northstar's stock option plan. Options in respect of an additional 963,479 common shares were also outstanding, resulting from conversion privileges granted to former Morrison option holders at the time of the merger. All options are exercisable at prices ranging from $4.76 to $15.50 per share at various times during the period ending 2004. The weighted average exercise price for these options is approximately $11.14. Options in respect of 2,016,179 common shares were vested at September 30, 1998.

                          NORTHSTAR ENERGY CORPORATION

PREFERRED SHARES

     The authorized capital of the Company includes 100 million First Preferred Shares and 100 million Second Preferred Shares, of which none are currently issued or outstanding.

NOTE 9 -- INCOME AND CAPITAL TAXES

     The income tax provision differs from the amount that would be computed by applying the combined Canadian federal and provincial income tax rate of 44.6% (1996 -- 44.8%, 1995 -- 44.2%) to earnings before taxes. The reasons for this difference are as follows:

                                            SEPTEMBER 30,                                  DECEMBER 31,
                                  ----------------------------------   -----------------------------------------------------
                                        1998              1997               1997               1996              1995
                                  ----------------   ---------------   ----------------   ----------------   ---------------
                                                                         (THOUSANDS)
Earnings before taxes...........  $ 37,054   100.0%  $84,193   100.0%  $ 90,998   100.0%  $106,618   100.0%  $59,344   100.0%
                                  --------   -----   -------   -----   --------   -----   --------   -----   -------   -----
Computed "expected" income
  taxes.........................    16,534    44.6    37,567    44.6   $ 40,603    44.6   $ 47,775    44.8    26,209    44.2
Non-deductible crown payments...     9,809    26.5    17,364    20.6     20,935    23.0     22,603    21.2    15,114    25.4
Resource allowance..............   (10,434)  (28.2)  (14,851)  (17.6)   (21,163)  (23.3)   (23,049)  (21.6)  (17,198)  (29.0)
Alberta royalty tax credit......      (467)   (1.3)     (745)   (0.9)      (937)   (1.0)    (1,390)   (1.3)   (1,393)   (2.3)
Non-deductible depletion........     1,882     5.1     1,416     1.7      2,254     2.5        (65)   (0.1)   (1,558)   (2.6)
Non-taxable portion of capital
  gains.........................   (11,689)  (31.5)   (2,457)   (2.9)    (1,920)   (2.1)    (1,913)   (1.8)       --      --
Other...........................        95     0.3    (2,512)   (3.0)    (1,665)   (1.8)    (2,232)   (2.1)     (104)   (0.2)
                                  --------   -----   -------   -----   --------   -----   --------   -----   -------   -----
Deferred income taxes...........     5,730    15.5    35,782    42.5     38,107    41.9     41,729    39.1    21,070    35.5
Capital taxes...................     1,781     4.8     2,338     2.8      2,826     3.1      2,827     2.7     1,696     2.9
                                  --------   -----   -------   -----   --------   -----   --------   -----   -------   -----
                                  $  7,511    20.3%  $38,120    45.3%  $ 40,933    45.0%  $ 44,556    41.8%  $22,766   38.4%
                                  ========   =====   =======   =====   ========   =====   ========   =====   =======   =====

NOTE 10 -- CASH FLOW FROM OPERATIONS

                                                 SEPTEMBER 30,               DECEMBER 31,
                                              -------------------   ------------------------------
                                                1998       1997       1997       1996       1995
                                              --------   --------   --------   --------   --------
                                                     (THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net earnings................................  $ 29,543   $ 46,073   $ 50,065   $ 62,062   $ 36,578
Non cash items: -- depletion and
                depreciation................    90,549     86,098    118,815    119,828    101,353
                 -- deferred income taxes...     5,730     35,782     38,107     41,729     21,070
                 -- gain on sale of
                assets......................   (40,241)   (40,677)   (40,671)   (14,453)        --
                 -- equity earnings.........        --     (6,102)    (8,578)    (8,111)    (1,905)
                 -- cash distribution from
                    West Windsor Power
                    earnings................        --      3,481      4,632      4,057         --
                  -- amortization of
                  deferred charges..........     1,867         --        671        195         --
                 -- foreign exchange loss on
                    repayment of $US debt...        --         --      4,003         --         --
                                              --------   --------   --------   --------   --------
Cash flow from operations...................  $ 87,448   $125,255   $167,044   $205,307   $157,096
                                              ========   ========   ========   ========   ========

NOTE 11 -- NEVIS GAS PLANT AND B.C. PIPELINE

     On January 28, 1997, the Company completed the sale of its 100 percent interest in both the Nevis gas plant and a crude oil pipeline system in northeastern British Columbia to a wholly owned subsidiary of the Morrison Facilities Income Fund ("the Fund") for a net cash consideration of $178.8 million. A gain of $40.7 million was recorded in 1997 related to this disposition. The Fund, which raised the proceeds through a public issue of trust units, is an unincorporated trust governed by the laws of Alberta. Northstar does not hold any trust units in the Fund but has entered into management and administration agreements with the Fund

                          NORTHSTAR ENERGY CORPORATION
and its subsidiary. Under these agreements, Northstar provides management and other services to the Fund, for which it earned a management fee of $0.7 million in 1997. Included in accounts receivable at December 31, 1997 is an amount of $1.1 million due from the Fund in respect of costs incurred by Northstar on behalf of the Fund.

     At December 31, 1996, the cost of the assets subsequently sold to the Fund was $142.1 million and accumulated depreciation thereon amounted to $4.0 million. The net book value of $138.1 million was classified as a current asset.

     In November 1996, a gain of $14.5 million was recorded on the sale of an investment in CGGS Canadian Gas Gathering Systems Inc. ("CGGS"), a private company formerly managed by the Company. All of the shares of CGGS, including those held by the Company, were acquired by a third party on November 16, 1996. Prior to the sale of CGGS, the Company was entitled to receive fees upon the acquisition by CGGS of producing natural gas properties, gas plants and related gas gathering systems as well as fees for management services provided to CGGS. Fees earned from CGGS during the year ended December 31, 1996 amounted to $3.3 million.

NOTE 12 -- SUBSEQUENT EVENT

     On June 29, 1998 Northstar reached an agreement with Devon Energy Corporation, an oil and gas exploration and development company based in Oklahoma, to merge the two companies. On December 10, 1998, following the approval of both companies' shareholders and certain other regulatory and court approvals, the merger was closed. Under the agreement, Northstar shareholders received .235 Devon common equivalent shares.

NOTE 13 -- CANADIAN AND UNITED STATES DIFFERENCES IN ACCOUNTING PRINCIPLES

     These financial statements have been prepared in accordance with Canadian generally accepted accounting principles (GAAP). As indicated below, in certain aspects GAAP as applied in the United States differs from Canadian GAAP.

     (a) Under U.S. GAAP, the business combination with Morrison Petroleums Ltd. in March 1997 would have been accounted for as a purchase, with Morrison being deemed the acquirer, rather than as a pooling-of-interests. Under the purchase method of accounting, the consideration paid is based on the fair value of the Northstar shares deemed to have been issued to the former Northstar shareholders and the purchase price including the fair value of assumed liabilities would be allocated to the assets acquired. Under the purchase method of accounting, results of operations of the acquired entity are included in the purchaser's results from the date of acquisition; whereas, under the pooling-of-interests method, all periods prior to the combination are restated to show the combined historical results of the entities being pooled.

     Accounting for the acquisition of Northstar under the purchase method resulted in an additional amount being allocated to the oil and gas properties acquired. Such higher costs of capital assets resulted in a corresponding increase in the provision for depletion.

     (b) Under the full cost method of accounting, as prescribed by the U.S. Securities and Exchange Commission, the costs capitalized in a cost center are limited to an amount equal to the present value of future net revenues from proved reserves discounted at 10 percent plus the lower of cost or estimated fair value of unproven properties. Under Canadian GAAP, future net revenue is not discounted but projected financing and general and administration costs are deducted. Due to this difference, the Northstar acquisition being accounted for as a purchase and significant oil and gas price declines, an adjustment to reflect a reduction in the carrying amount of oil and gas property costs at December 31, 1997 and 1995 was required under U.S. GAAP. Additionally, an adjustment to reflect Northstar's share of a reduction in the carrying amount of oil and gas property costs of Mountain Energy, Inc., an equity investee of Northstar was required in 1997.

                          NORTHSTAR ENERGY CORPORATION

     The reductions to the carrying amount of oil and gas property costs in 1997 and 1995, along with reductions that were also required in 1994 and 1991, resulted in decreases to Northstar's historical provisions for depreciation and depletion expense in periods subsequent to the write-downs.

     (c) U.S. GAAP requires the use of the liability method of accounting for income taxes. Under this method, deferred income taxes are recognized, at current enacted rates, to reflect the expected future tax consequences arising from the differences between the financial statement basis and tax basis of assets and liabilities. Under Canadian GAAP, deferred income taxes are accounted for using the deferred method.

     Effective January 1, 1993, Morrison adopted the liability method for reporting income taxes under SFAS 109 for U.S. GAAP purposes. This change resulted in a reduction of deferred income taxes and a corresponding increase in retained earnings.

     (d) U.S. GAAP requires that an interest in a corporate joint venture of which a joint venturer exercises significant influence, but which is not controlled by the venturer, be accounted for under the equity method of accounting. Under Canadian GAAP, such investments are accounted for using the proportionate consolidation method.

     (e) U.S. GAAP requires that gains and losses arising from the translation of all long-term monetary assets and liabilities denominated in foreign currencies be recognized in earnings in the periods in which such gains or losses occur. Under Canadian GAAP, foreign exchange gains and losses on the translation of long-term monetary assets and liabilities with a fixed and ascertainable life extending beyond the following year are not recognized in earnings immediately, but are amortized on a systematic and rational basis over the remaining life of the related asset or liability.

     (f) Basic earnings per share under Canada GAAP and U.S. GAAP are calculated in the same manner. Diluted earnings per share under U.S. GAAP reflects the potential dilution that could occur if options were exercised (calculated using the treasury stock method) or if convertible securities were converted to common stock. Potential dilution under Canadian GAAP is not based on the treasury stock method.

                          NORTHSTAR ENERGY CORPORATION

     The following presents material differences between Canadian GAAP and U.S. GAAP balance sheet presentation.

CAPITAL ASSETS

                                                                               DECEMBER 31,
                                                          SEPTEMBER 30,   ----------------------
                                                              1998           1997        1996
                                                          -------------   ----------   ---------
                                                           (UNAUDITED)
As reported, Canadian GAAP..............................   $1,061,727     $1,037,350   $ 875,226
Accounting for Morrison transaction under the purchase
  method(a).............................................      439,606        388,384    (363,224)
Adjustment in carrying value of properties(b)...........     (998,412)      (998,412)   (149,672)
Adjustment to account for interest in oil and gas
  corporation under equity method of accounting(d)......      (11,092)       (48,897)    (43,434)
Adjustment for other differences........................      (13,177)       (10,438)     (8,389)
                                                           ----------     ----------   ---------
Capital assets, U.S. GAAP...............................   $  478,652     $  367,987   $ 310,507
                                                           ==========     ==========   =========
STOCKHOLDER'S EQUITY
Reconciliation of stockholders' equity:
  Total stockholders' equity under Canadian GAAP........   $  425,223     $  392,095   $ 638,072
  Accounting for Morrison transaction under the purchase
     method(a)..........................................      332,014        315,376    (264,178)
  Adjustment in carrying value of properties(b).........     (647,296)      (624,450)    (83,079)
  Adjustment to account for interest in oil and gas
     corporation under equity method of accounting(d)...      (11,092)       (10,473)       (635)
  Adjustment for conversion to US GAAP method for
     accounting for income taxes(c).....................       18,703          7,957      (6,829)
  Adjustment to record foreign currency transaction
     gains and losses in accordance with U.S. GAAP(e)...      (25,926)        (4,801)       (693)
                                                           ----------     ----------   ---------
          Total stockholders' equity under U.S. GAAP....   $   91,626     $   75,704   $ 282,658
                                                           ==========     ==========   =========

SHARE CAPITAL

The following information would have been presented on the face of the balance sheet:

       The common shares had no par value at September 30, 1998.

       An unlimited number of common shares were authorized at September 30, 1998.

       Common shares issued were as follows:

                                               DECEMBER 31,
                          SEPTEMBER 30,   -----------------------
                              1998           1997         1996
                          -------------   ----------   ----------
                           (UNAUDITED)
                           68,469,685     67,963,722   45,687,565

                          NORTHSTAR ENERGY CORPORATION

     The following reconciles differences between Canadian GAAP and U.S. GAAP statement of earnings presentation.

                                              SEPTEMBER 30,                  DECEMBER 31,
                                        -------------------------   -------------------------------
                                           1998          1997         1997        1996       1995
                                        -----------   -----------   ---------   --------   --------
                                        (UNAUDITED)   (UNAUDITED)
Net earnings, as reported.............    $29,543      $ 46,073     $  50,065   $ 62,062   $ 36,578
Decrease for Morrison transaction
  under the purchase method(a)........    (40,241)      (31,650)      (51,969)  $(43,357)   (27,111)
Write-down of oil and gas assets
  required under U.S. ceiling
  test(b).............................         --            --      (865,883)        --   (133,015)
Decrease in depletion and depreciation
  expense due to prior periods'
  write-downs of oil and gas assets
  required under U.S. ceiling
  test(b).............................     51,222         9,175        17,143     18,688      4,102
Decrease for adjustment to account for
  interest in oil and gas corporation
  under the equity method of
  accounting including share of
  write-down of investee(d)...........       (619)       (9,154)       (9,838)      (635)        --
Adjustment for foreign currency
  transaction losses(e)...............    (21,125)         (563)       (4,108)      (272)      (421)
Tax effect of above adjustments.......    (17,188)        3,031       330,281      9,067     65,223
Decrease for conversion to U.S. GAAP
  method for accounting for income
  taxes(c)............................     10,745         7,600        14,814       (803)      (715)
                                          -------      --------     ---------   --------   --------
Net earnings (loss) in accordance with
  U.S. GAAP...........................    $12,337      $ 24,512     $(519,495)  $ 44,750   $(55,359)
                                          =======      ========     =========   ========   ========
Net earnings per common share:
  Basic...............................    $  0.18      $   0.38     $   (8.24)  $   0.99   $  (1.25)
  Diluted.............................    $  0.18      $   0.37     $   (8.24)  $   0.99   $  (1.25)

     Basic earnings per share under Canada GAAP and U.S. GAAP are calculated in the same manner. Diluted earnings per share under U.S. GAAP reflect the potential dilution that could occur if options were exercised (calculated using the treasury stock method) or if convertible securities were converted to common stock. Potential dilution under Canadian GAAP is not based on the treasury stock method.

     For U.S. reporting, the information contained in the consolidated statement of operations and retained earnings would be combined to develop a complete statement of shareholders' equity.

                          NORTHSTAR ENERGY CORPORATION

     The effect of U.S. GAAP on retained earnings would be as follows:

Retained earnings under Canadian GAAP, December 31, 1994....  $ 152,908
Impact of purchase accounting treatment for business
  combination with Morrison.................................
  December 31, 1995.........................................    (48,804)
Decrease for cumulative effect of write-down of oil and gas
  assets under U.S. ceiling test............................    (21,975)
Decrease for conversion to U.S. GAAP method for accounting
  for income taxes(c).......................................     (5,311)
                                                              ---------
Retained earnings at December 31, 1994 restated under U.S.
  GAAP......................................................     76,818
Net income (loss) under U.S. GAAP for the years ended:
December 31, 1995...........................................    (55,359)
December 31, 1996...........................................     44,750
December 31, 1997...........................................   (519,495)
Dividends paid..............................................     (5,105)
                                                              ---------
Retained earnings (deficit) at December 31, 1997 under U.S.
  GAAP......................................................   (458,391)
Net income under U.S. GAAP for the nine months ended
  September 30, 1998 (unaudited)............................     12,337
                                                              ---------
Retained earnings (deficit) at September 30, 1998 restated
  under U.S. GAAP (unaudited)...............................  $(446,054)
                                                              =========

The U.S. GAAP cash flows would be as follows:

                                        SEPTEMBER 30,                   DECEMBER 31,
                                  -------------------------   ---------------------------------
                                     1998          1997         1997        1996        1995
                                  -----------   -----------   ---------   ---------   ---------
                                  (UNAUDITED)   (UNAUDITED)
Cash flows from operating
  activities under Canadian
  GAAP..........................   $ 79,351        103,833    $ 170,885   $ 200,776   $ 147,286
- Reclassification of certain
  financing and investing
  activities to operating
  activities....................     (4,223)        (4,229)      (4,898)     (6,738)      5,748
- Accounting for Morrison
  transaction under purchase
  method........................         --        (33,022)     (33,022)   (113,357)    (69,630)
- Adjustment to account for oil
  and gas company under equity
  method of accounting..........      2,491         (7,404)     (15,553)     (2,141)         --
                                   --------      ---------    ---------   ---------   ---------
Cash flows from operating
  activities under U.S. GAAP....     77,619         59,178      117,412      78,540      83,404
                                   --------      ---------    ---------   ---------   ---------
Cash flows from investing
  activities under Canadian
  GAAP..........................    (15,439)        59,089      (42,100)   (366,984)   (368,264)
- Accounting for Morrison
  transaction under purchase
  method........................         --         46,107       46,024     117,940     174,440
- Reclassification of certain
  investing activities to
  operating activities..........      1,670            767        2,404         953         585
- Adjustment to account for oil
  and gas company under equity
  method of accounting..........     (2,839)       (35,731)     (28,811)     45,263          --
                                   --------      ---------    ---------   ---------   ---------
Cash flows from investing
  activities under U.S. GAAP....    (16,608)        70,232      (22,483)   (202,828)   (193,239)
                                   --------      ---------    ---------   ---------   ---------

                          NORTHSTAR ENERGY CORPORATION

                                        SEPTEMBER 30,                   DECEMBER 31,
                                  -------------------------   ---------------------------------
                                     1998          1997         1997        1996        1995
                                  -----------   -----------   ---------   ---------   ---------
                                  (UNAUDITED)   (UNAUDITED)
Cash flows from financing
  activities under Canadian
  GAAP..........................    (63,912)      (196,781)    (162,644)    190,189     208,283
- Reclassification of certain
  financing activities to
  operating activities..........      2,553          3,462        2,494       5,785      (6,333)
- Accounting for Morrison
  transaction under purchase
  method........................         --         14,106       14,189     (31,774)    (99,347)
- Adjustment to account for oil
  and gas company under equity
  method of accounting..........        348         44,303       45,532     (44,290)         --
                                   --------      ---------    ---------   ---------   ---------
Cash flows from financing
  activities under U.S. GAAP....    (61,011)      (134,910)    (100,429)    119,910     102,603
                                   --------      ---------    ---------   ---------   ---------

     Cash flows reported under U.S. GAAP differ from those reported under Canadian GAAP in certain respects.

     Site restoration costs and deferred revenue which are shown as investing and financing activities, respectively, under Canadian GAAP are shown as operating activities under U.S. GAAP.

     Changes in activities related to a corporate joint venture which is accounted for using the proportionate consolidation method under Canadian GAAP have been removed and restated to reflect accounting for the investment under the equity method of accounting for U.S. GAAP purposes.

     Under Canadian GAAP, the Morrison combination has been shown as a pooling-of-interests. For U.S. GAAP, this transaction has been accounted for as a purchase.

NOTE 14 -- RECLASSIFICATION OF THE PRIOR YEAR'S BALANCES

     Certain balances from the prior year's consolidated financial statements have been reclassified to conform with the current year's presentation.

                                DEVON-NORTHSTAR

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

     Set forth below is certain unaudited pro forma combined financial information with respect to the Combination. Such information gives effect to the Combination under the pooling-of-interests method of accounting under U.S. GAAP. Accordingly, the unaudited pro forma combined balance sheet has been presented as if Devon and Northstar were combined at the date of such pro forma balance sheet. The unaudited pro forma combined statements of operations have been presented as if Devon and were combined as of the beginning of the earliest period presented.

     The following unaudited pro forma combined financial statements should be read in conjunction with the notes thereto immediately following such unaudited pro forma combined financial statements, and the consolidated financial statements and related notes of Devon included in Devon's Form 10-K for the year ended December 31, 1997, and Devon's Form 10-Q for the quarter ended September 30, 1998. The following unaudited pro forma combined financial statements should also be read in conjunction with the consolidated financial statements and related notes of Northstar, which are included elsewhere herein. The unaudited pro forma combined financial information is presented for illustrative purposes only and is not necessarily indicative of actual results of operations or financial position that would have been achieved had the Combination been consummated at the beginning of the earliest period presented. The unaudited pro forma combined financial information is also not necessarily indicative of future results.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1998
                                 (IN THOUSANDS)

                                                                      COMBINATION         DEVON-
                                                                        RELATED         NORTHSTAR
                                                       NORTHSTAR       PRO FORMA        PRO FORMA
                                            DEVON     U.S. GAAP(1)   ADJUSTMENTS(2)      COMBINED
                                           --------   ------------   --------------     ----------
Assets:
  Current assets.........................  $ 51,069    $  63,695        $(13,000)(a)    $  101,764
  Oil and gas properties, net............   651,441      308,936                           960,377
  Other property and equipment, net......    21,000        4,773                            25,773
  Deferred income taxes..................        --       53,553         (53,553)(b)            --
  Other assets, net......................    13,839        1,645                            15,484
                                           --------    ---------        --------        ----------
          Total assets...................  $737,349    $ 432,602        $(66,553)       $1,103,398
                                           ========    =========        ========        ==========
Liabilities:
  Current liabilities....................  $ 23,623    $  62,815                        $   86,438
  Revenues and royalties due to others...     2,970        6,218                             9,188
  Other liabilities......................    24,343           --                            24,343
  Long-term debt.........................        --      303,517                           303,517
  Deferred income taxes..................    67,588           --        $(53,553)(b)        14,035
  Company-obligated mandatorily
     redeemable convertible preferred
     securities of subsidiary trust
     holding solely 6.5% convertible
     junior subordinated debentures of
     Devon Energy Corporation............   149,500           --                           149,500
Stockholders' equity:
  Preferred stock........................        --           --                                --
  Common stock...........................     3,232           --           1,609(c)          4,841
  Additional paid-in capital.............   392,937      397,178          (1,609)(c)       788,506
  Retained earnings (deficit)............    79,769     (316,760)        (13,000)(a)      (249,991)
  Accumulated other comprehensive
     earnings (loss) -- foreign currency
     translation adjustments.............    (6,613)     (20,366)                          (26,979)
                                           --------    ---------        --------        ----------
          Total stockholders' equity.....   469,325       60,052         (13,000)          516,377
                                           --------    ---------        --------        ----------
          Total liabilities and
            stockholders' equity.........  $737,349    $ 432,602        $(66,553)       $1,103,398
                                           ========    =========        ========        ==========

  See accompanying notes to unaudited pro forma combined financial statements.

                                DEVON-NORTHSTAR

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                        DEVON-
                                                                                       NORTHSTAR
                                                                         NORTHSTAR     PRO FORMA
                                                              DEVON     U.S. GAAP(1)   COMBINED
                                                             --------   ------------   ---------
Revenues:
  Oil sales................................................  $ 65,470     $ 45,931     $111,401
  Gas sales................................................   102,770       54,524      157,294
  Natural gas liquids sales................................    11,120        2,469       13,589
  Other....................................................     5,146       10,652       15,798(4)
                                                             --------     --------     --------
          Total revenues...................................   184,506      113,576      298,082
                                                             --------     --------     --------
Costs and expenses:
  Lease operating expenses.................................    55,306       30,492       85,798
  Production taxes.........................................     9,786        1,030       10,816
  Depreciation, depletion and amortization.................    68,197       24,716       92,913
  General and administrative expenses......................     9,907        7,773       17,680
  Interest expense.........................................       184       16,160       16,344
  Deferred effect of changes in foreign currency exchange
     rate on long-term debt................................        --       15,433       15,433
  Distributions on preferred securities of subsidiary
     trust.................................................     7,288           --        7,288
  Reduction of carrying value of oil and gas properties....   126,900           --      126,900
                                                             --------     --------     --------
          Total costs and expenses.........................   277,568       95,604      373,172
                                                             --------     --------     --------
Earnings (loss) before income taxes........................   (93,062)      17,972      (75,090)
Income tax expense (benefit):
  Current..................................................     5,482        1,032        6,514
  Deferred.................................................   (33,215)       8,408      (24,807)
                                                             --------     --------     --------
          Total income tax expense (benefit)...............   (27,733)       9,440      (18,293)
                                                             --------     --------     --------
Net earnings (loss)........................................  $(65,329)    $  8,532     $(56,797)
                                                             ========     ========     ========
Net earnings (loss) per average common share outstanding:
  Basic....................................................  $  (2.02)                 $  (1.17)
  Diluted..................................................  $  (2.02)                 $  (1.17)
Weighted average common shares outstanding -- basic........    32,320                    48,362

  See accompanying notes to unaudited pro forma combined financial statements.

                                DEVON-NORTHSTAR

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                       DEVON-
                                                                                      NORTHSTAR
                                                                       NORTHSTAR      PRO FORMA
                                                           DEVON      U.S. GAAP(1)    COMBINED
                                                          --------    ------------    ---------
Revenues:
  Oil sales.............................................  $100,857      $ 53,016      $153,873
  Gas sales.............................................   107,458        44,413       151,871
  Natural gas liquids sales.............................    16,534         1,380        17,914
  Other.................................................     5,563        37,176        42,739(4)
                                                          --------      --------      --------
          Total revenues................................   230,412       135,985       366,397
                                                          --------      --------      --------
Costs and expenses:
  Lease operating expenses..............................    46,156        24,711        70,867
  Production taxes......................................    13,165           803        13,968
  Depreciation, depletion and amortization..............    60,389        55,751       116,140
  General and administrative expenses...................     9,229         9,564        18,793
  Interest expense......................................       249        10,192        10,441
  Deferred effect of changes in foreign currency
     exchange rate on long-term debt....................        --           406           406
  Distributions on preferred securities of subsidiary
     trust..............................................     7,288            --         7,288
                                                          --------      --------      --------
          Total costs and expenses......................   136,476       101,427       237,903
                                                          --------      --------      --------
Earnings before income taxes............................    93,936        34,558       128,494
Income tax expense:
  Current...............................................    14,091         1,465        15,556
  Deferred..............................................    23,484        15,414        38,898
                                                          --------      --------      --------
          Total income tax expense......................    37,585        16,879        54,454
                                                          --------      --------      --------
Net earnings............................................  $ 56,361      $ 17,679      $ 74,040
                                                          ========      ========      ========
Net earnings per average common share outstanding:
  Basic.................................................  $   1.75                    $   1.59
  Diluted...............................................  $   1.62                    $   1.51
Weighted average common shares outstanding-basic........    32,181                      46,628

  See accompanying notes to unaudited pro forma combined financial statements.

                                DEVON-NORTHSTAR

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                      DEVON-
                                                                                     NORTHSTAR
                                                                       NORTHSTAR     PRO FORMA
                                                            DEVON     U.S. GAAP(1)   COMBINED
                                                           --------   ------------   ---------
Revenues:
  Oil sales..............................................  $133,445    $  74,280     $ 207,725
  Gas sales..............................................   150,549       68,910       219,459
  Natural gas liquids sales..............................    21,754        3,166        24,920
  Other..................................................     7,392       40,163        47,555(4)
                                                           --------    ---------     ---------
          Total revenues.................................   313,140      186,519       499,659
                                                           --------    ---------     ---------
Costs and expenses:
  Lease operating expenses...............................    65,655       35,242       100,897
  Production taxes.......................................    17,924        1,303        19,227
  Depreciation, depletion and amortization...............    85,307       83,801       169,108
  General and administrative expenses....................    12,922       11,459        24,381
  Interest expense.......................................       274       18,514        18,788
  Deferred effect of changes in foreign currency exchange
     rate on long-term debt..............................        --        5,860         5,860
  Distributions on preferred securities of subsidiary
     trust...............................................     9,717           --         9,717
  Reduction of carrying value of oil and gas
     properties..........................................        --      625,514       625,514
                                                           --------    ---------     ---------
          Total costs and expenses.......................   191,799      781,693       973,492
                                                           --------    ---------     ---------
Earnings (loss) before income taxes......................   121,341     (595,174)     (473,833)
Income tax expense (benefit):
  Current................................................    25,202        1,655        26,857
  Deferred...............................................    20,847     (221,546)     (200,699)
                                                           --------    ---------     ---------
          Total income tax expense (benefit).............    46,049     (219,891)     (173,842)
                                                           --------    ---------     ---------
Net earnings (loss)......................................  $ 75,292    $(375,283)    $(299,991)
                                                           ========    =========     =========
Net earnings (loss) per average common share outstanding:
  Basic..................................................  $   2.34                  $   (6.38)
  Diluted................................................  $   2.17                  $   (6.38)
Weighted average common shares outstanding -- basic......    32,216                     47,040

  See accompanying notes to unaudited pro forma combined financial statements.

                                DEVON-NORTHSTAR

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                     DEVON-
                                                                                    NORTHSTAR
                                                                      NORTHSTAR     PRO FORMA
                                                           DEVON     U.S. GAAP(1)   COMBINED
                                                          --------   ------------   ---------
Revenues:
  Oil sales.............................................  $ 80,142     $ 55,881     $136,023
  Gas sales.............................................    68,049       33,394      101,443
  Natural gas liquids sales.............................    14,367        4,932       19,299
  Other.................................................     1,459       33,111       34,570(4)
                                                          --------     --------     --------
          Total revenues................................   164,017      127,318      291,335
                                                          --------     --------     --------
Costs and expenses:
  Lease operating expenses..............................    31,568       27,166       58,734
  Production taxes......................................    10,658          222       10,880
  Depreciation, depletion and amortization..............    43,361       26,946       70,307
  General and administrative expenses...................     9,101        6,010       15,111
  Interest expense......................................     5,277        7,385       12,662
  Deferred effect of changes in foreign currency
     exchange rate on long-term debt....................        --          199          199
  Distributions on preferred securities of subsidiary
     trust..............................................     4,753           --        4,753
                                                          --------     --------     --------
          Total costs and expenses......................   104,718       67,928      172,646
                                                          --------     --------     --------
Earnings before income taxes............................    59,299       59,390      118,689
Income tax expense:
  Current...............................................     6,709        1,125        7,834
  Deferred..............................................    17,789       25,463       43,252
                                                          --------     --------     --------
          Total income tax expense......................    24,498       26,588       51,086
                                                          --------     --------     --------
Net earnings............................................  $ 34,801     $ 32,802     $ 67,603
                                                          ========     ========     ========
Net earnings per average common share outstanding:
  Basic.................................................  $   1.57                  $   2.06
  Diluted...............................................  $   1.52                  $   1.99
Weighted average common shares outstanding -- basic.....    22,160                    32,812

  See accompanying notes to unaudited pro forma combined financial statements.

                                DEVON-NORTHSTAR

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                     DEVON-
                                                                                    NORTHSTAR
                                                                      NORTHSTAR     PRO FORMA
                                                           DEVON     U.S. GAAP(1)   COMBINED
                                                          --------   ------------   ---------
Revenues:
  Oil sales.............................................  $ 55,290     $ 60,316     $115,606
  Gas sales.............................................    50,732       20,462       71,194
  Natural gas liquids sales.............................     6,404        2,687        9,091
  Other.................................................       877       13,375       14,252(4)
                                                          --------     --------     --------
          Total revenues................................   113,303       96,840      210,143
                                                          --------     --------     --------
Costs and expenses:
  Lease operating expenses..............................    27,289       24,435       51,724
  Production taxes......................................     6,832          220        7,052
  Depreciation, depletion and amortization..............    38,090       35,350       73,440
  General and administrative expenses...................     8,419        6,487       14,906
  Interest expense......................................     7,051        3,834       10,885
  Deferred effect of changes in foreign currency
     exchange rate on long-term debt....................        --          307          307
  Reduction of carrying value of oil and gas
     properties.........................................        --       97,061       97,061
                                                          --------     --------     --------
          Total costs and expenses......................    87,681      167,694      255,375
                                                          --------     --------     --------
Earnings (loss) before income taxes.....................    25,622      (70,854)     (45,232)
Income tax expense (benefit):
  Current...............................................     4,495          797        5,292
  Deferred..............................................     6,625      (31,256)     (24,631)
                                                          --------     --------     --------
          Total income tax expense (benefit)............    11,120      (30,459)     (19,339)
                                                          --------     --------     --------
Net earnings (loss).....................................  $ 14,502     $(40,395)    $(25,893)
                                                          ========     ========     ========
Net earnings (loss) per average common share
  outstanding:
  Basic.................................................  $   0.66                  $  (0.80)
  Diluted...............................................  $   0.65                  $  (0.80)
Weighted average common shares outstanding -- basic.....    22,074                    32,473

  See accompanying notes to unaudited pro forma combined financial statements.

                                DEVON-NORTHSTAR

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                              FINANCIAL STATEMENTS
       SEPTEMBER 30, 1998 AND 1997, AND DECEMBER 31, 1997, 1996 AND 1995

1. BASIS OF PRESENTATION

     The accompanying unaudited pro forma combined financial information is presented to reflect the consummation of the Combination as described elsewhere herein. The pro forma combined balance sheet and statements of operations are presented under the pooling-of-interests method of accounting under U.S. GAAP. Accordingly, the unaudited pro forma combined balance sheet has been presented as if Devon and Northstar were combined at the date of such pro forma balance sheet. The unaudited pro forma combined statements of operations have been prepared as if Devon and Northstar were combined as of the beginning of the earliest period presented.

     The accompanying unaudited pro forma combined financial information has been prepared based on estimates and assumptions deemed by Devon to be appropriate and does not purport to be indicative of the financial position or results of operations which would actually have been attained if the Combination had been consummated as presented in such statements or which may be obtained in the future. In addition, future results may vary significantly from the results reflected in such statements due to normal oil and natural gas production declines, changes in prices received for oil, gas and NGLs, future acquisitions and other factors.

     The unaudited pro forma combined financial information should be read in conjunction with the historical consolidated financial statements and related notes thereto for Devon included in Devon's Form 10-K for the year ended December 31, 1997, and Devon's Form 10-Q for the quarter ended September 30, 1998. The unaudited pro forma combined financial information should also be read in conjunction with the historical consolidated financial statements and related notes for Northstar which are included elsewhere herein.

     The historical consolidated financial statements for Northstar were prepared under Canadian GAAP and in Canadian dollars. For these unaudited pro forma combined financial statements, the historical financial information of Northstar has been converted to U.S. dollars using the September 30, 1998, exchange rate for the balance sheet and the average exchange rates for the nine month periods ended September 30, 1998 and 1997, and the years 1997, 1996 and 1995, for the statements of operations. These unaudited pro forma financial statements also present the historical Northstar financial statements under U.S. GAAP. See "Unaudited U.S. GAAP Financial Information -- Northstar" for more complete information on Northstar's U.S. GAAP financial data, including the adjustments made to convert Northstar's historical data from Canadian GAAP and Canadian dollars to U.S. GAAP and U.S. dollars. Also, see Note 13 to Northstar's historical consolidated financial statements included elsewhere herein for a description of the adjustments to convert Northstar's financial statements from Canadian GAAP to U.S. GAAP. In addition, certain reclassifications have been made to Northstar's historical consolidated financial statements to conform to Devon's financial statement presentation.

     In March, 1997, Northstar acquired all the outstanding common shares of Morrison by issuing approximately 46.1 million Northstar Common Shares. The Northstar Common Shares received by the Morrison shareholders represented approximately 53% of the combined company's outstanding shares. Therefore, under U.S. GAAP, this transaction would be accounted for as a reverse acquisition of Northstar by Morrison. Accordingly, the results presented for periods through March, 1997 for Northstar using U.S. GAAP represent the historical results of Morrison, the "accounting acquirer." Because Northstar was the "legal acquirer," the financial results and other information for periods through March, 1997, are referred to as "Northstar's" results and information, even though they represent the historical results of Morrison. For periods subsequent to March, 1997, the results presented for Northstar using U.S. GAAP represent the historical results of Morrison, combined with the results of Northstar after valuing Northstar's March, 1997, assets and liabilities at fair value, rather than historical book value.

                                DEVON-NORTHSTAR

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                      FINANCIAL STATEMENTS -- (CONTINUED)
       SEPTEMBER 30, 1998 AND 1997, AND DECEMBER 31, 1997, 1996 AND 1995

     Under Canadian GAAP, the Morrison transaction was accounted for under the pooling-of-interests method of accounting. Accordingly, for Northstar's results presented using Canadian GAAP, the historical results of Northstar and Morrison have been combined for all periods presented.

2. PRO FORMA ADJUSTMENTS

     The accompanying unaudited pro forma combined balance sheet includes the following adjustments:

          (a) To record payment of estimated business combination costs of $13 million, representing primarily professional and advisory fees directly related to the Combination. These one-time business combination costs are not reflected in the pro forma statements of operations since they are non-recurring in nature. These costs were expensed by Devon in the fourth quarter when the Combination was consummated.

          (b) To reclassify deferred tax assets against deferred tax liabilities.

          (c) To record the issuance of 16,090,376 shares, par value $0.10, of Devon common stock in exchange for all 68,469,685 shares of Northstar common shares outstanding on September 30, 1998, based upon an exchange ratio which is indirectly equivalent to 0.235 shares of Devon common stock for each Northstar common share and assuming all Exchangeable Shares are exchanged for Devon common stock on such basis.

     The unaudited pro forma combined statements of operations reflect no adjustments to the historical statements of Devon or the U.S. GAAP statements of Northstar. Northstar's historical statements are adjusted for differences between Canadian GAAP and U.S. GAAP, and for differences between Northstar's and Devon's presentation, in the "Unaudited U.S. GAAP Financial
Information -- Northstar" immediately following these notes.

3. COMMON SHARES OUTSTANDING

     Net earnings per average common share outstanding have been calculated based upon the pro forma weighted average number of shares outstanding for each period presented. For computing pro forma basic net earnings per share, Devon's historical weighted average number of shares outstanding was increased in each period by the weighted average number of Northstar common shares outstanding, multiplied by the exchange ratio of 0.235. For computing pro forma diluted earnings per share, Devon's historical weighted average number of diluted shares was further increased by the dilutive effect of Northstar's stock options that Devon assumed under the Combination. For the nine month periods ended September 30, 1998 and 1997 and the years ended December 31, 1997, 1996 and 1995, the additional number of diluted shares added for the effect of Northstar options assumed were 174,000, 150,000, 282,000, 17,000, and 21,000 shares, respectively.

                                DEVON-NORTHSTAR

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                      FINANCIAL STATEMENTS -- (CONTINUED)
       SEPTEMBER 30, 1998 AND 1997, AND DECEMBER 31, 1997, 1996 AND 1995

4. OTHER REVENUE

     Devon-Northstar pro forma combined other revenues consists of the following items:

                                                   NINE MONTHS
                                               ENDED SEPTEMBER 30,     YEAR ENDED DECEMBER 31,
                                               -------------------   ---------------------------
                                                 1998       1997      1997      1996      1995
                                               --------   --------   -------   -------   -------
                                                                        (THOUSANDS)
Third party gas processing income............  $ 4,324    $ 5,916    $ 7,318   $ 6,313   $ 1,465
Gain from termination of gas contract........    5,047         --         --        --        --
Management contract termination fee..........    2,765         --         --        --        --
Gain (loss) on sale of assets................       93     29,536     29,573    10,598      (273)
Management and administration fees...........      884      3,947      4,963     6,209     4,579
Alberta royalty tax credits..................    1,418      1,573      2,137     1,191     1,076
Marketing revenues...........................       (3)       175        165       688     1,273
Pipeline revenues............................       --         --         --     3,455     3,179
Earnings (loss) from investments in
  unconsolidated subsidiaries................     (902)      (884)       382     3,559       684
Interest and other...........................    2,172      2,476      3,017     2,557     2,269
                                               -------    -------    -------   -------   -------
          Total..............................  $15,798    $42,739    $47,555   $34,570   $14,252
                                               =======    =======    =======   =======   =======

     In the nine month period ended September 30, 1998, Northstar U.S. GAAP other revenues included $0.8 million of management and administration fees. However, the arrangements under which such fees were generated were terminated during the second quarter of 1998. Northstar received $2.8 million in June 1998 related to the termination of such management arrangements. Also in June 1998, Northstar received a one-time payment of $5.0 million from a gas purchaser for the termination of a gas contract.

5. DEPRECIATION, DEPLETION AND AMORTIZATION RATE

     Following is a comparison of Devon's combined depreciation, depletion and amortization rate per Boe for its U.S. and Canadian full cost pools on an historical basis before the Combination and on a pro forma basis after the Combination.

                                                      NINE MONTHS
                                                         ENDED
                                                     SEPTEMBER 30,     YEAR ENDED DECEMBER 31,
                                                     --------------    -----------------------
                                                     1998     1997     1997     1996     1995
                                                     -----    -----    -----    -----    -----
Historical rate prior to the Combination...........  $4.29    $3.86    $4.08    $3.88    $3.65
Pro forma rate after the Combination...............  $3.28    $4.62    $4.86    $3.69    $4.04

     The pro forma rates after the Combination for the nine months ended September 30, 1998, and the years 1997 and 1995 do not include the effects of reductions of the carrying value of oil and gas properties under ceiling limitations of its full cost pool in accordance with SEC rules and regulations. The reductions totaled $126.9 million in the nine months ended September 30, 1998, $625.5 million in the year 1997 and $97.1 million in the year 1995. The amounts of these reductions per Boe were $4.64 per Boe in the nine months ended September 30, 1998, $45.36 per Boe in 1997 and $12.74 per Boe in the year 1995.

                                DEVON-NORTHSTAR

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                      FINANCIAL STATEMENTS -- (CONTINUED)
       SEPTEMBER 30, 1998 AND 1997, AND DECEMBER 31, 1997, 1996 AND 1995

6. SUPPLEMENTAL PRO FORMA INFORMATION ON OIL AND GAS OPERATIONS

     The following pro forma supplemental information regarding oil and gas operations is presented pursuant to the disclosure requirements promulgated by the SEC and Statement of Financial Accounting Standards No. 69, "Disclosures About Oil and Gas Producing Activities."

  Pro Forma Capitalized Costs

     The following table sets forth the aggregate amount of pro forma capitalized costs relating to oil and gas producing activities and the aggregate amount of related accumulated depreciation, depletion and amortization assuming the Combination was consummated as of December 31, 1997.

Oil and gas properties:
  Subject to amortization...................................  $ 2,304,808,000
  Not subject to amortization...............................      130,747,000
                                                              ---------------
                                                                2,435,555,000
  Accumulated depreciation, depletion and amortization......   (1,466,336,000)
                                                              ---------------
  Net capitalized costs.....................................  $   969,219,000
                                                              ===============
Share of equity method investee's net capitalized costs.....  $    48,131,000
                                                              ===============

  Pro Forma Results of Operations for Oil and Gas Producing Activities

     The following tables include pro forma revenues and expenses associated directly with oil and gas producing activities for the years ended December 31, 1997, 1996 and 1995, assuming the Combination was consummated at the beginning of 1995. The following information does not include any allocation of pro forma interest costs or general corporate overhead and, therefore, is not necessarily indicative of the contribution to net earnings of oil and gas operations. Income tax expense has been calculated by applying statutory income tax rates to oil and gas sales after deducting costs, including depreciation, depletion and amortization and reductions of carrying value of oil and gas properties, and after giving effect to permanent differences and tax credits.

                                                                       TOTAL
                                                    -------------------------------------------
                                                              YEAR ENDED DECEMBER 31,
                                                    -------------------------------------------
                                                        1997            1996           1995
                                                    -------------   ------------   ------------
Oil, gas and natural gas liquids ("NGLs") sales...  $ 452,104,000   $256,765,000   $195,890,000
Production and operating expenses.................   (120,124,000)   (69,614,000)   (58,776,000)
Depreciation, depletion and amortization..........   (164,977,000)   (67,832,000)   (71,376,000)
Reduction of carrying value of oil and gas
  properties......................................   (625,514,000)            --    (97,061,000)
Income tax (expense) benefit......................    159,511,000    (45,870,000)    17,016,000
                                                    -------------   ------------   ------------
Results of operations for oil and gas producing
  activities......................................  $(299,000,000)  $ 73,449,000   $(14,307,000)
                                                    =============   ============   ============
Share of equity method investee's results of
  operations for oil and gas producing
  activities......................................  $  (1,981,000)  $    620,000   $         --
                                                    =============   ============   ============

                                DEVON-NORTHSTAR

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                      FINANCIAL STATEMENTS -- (CONTINUED)
       SEPTEMBER 30, 1998 AND 1997, AND DECEMBER 31, 1997, 1996 AND 1995

                                                                      DOMESTIC
                                                     ------------------------------------------
                                                              YEAR ENDED DECEMBER 31,
                                                     ------------------------------------------
                                                         1997           1996           1995
                                                     ------------   ------------   ------------
Oil, gas and NGLs sales............................  $273,860,000   $162,558,000   $112,425,000
Production and operating expenses..................   (75,758,000)   (42,226,000)   (34,121,000)
Depreciation, depletion and amortization...........   (73,091,000)   (41,538,000)   (36,640,000)
Income tax expense.................................   (44,648,000)   (27,796,000)   (15,536,000)
                                                     ------------   ------------   ------------
Results of operations for oil and gas producing
  activities.......................................  $ 80,363,000   $ 50,998,000   $ 26,128,000
                                                     ============   ============   ============

                                                                      CANADA
                                                    -------------------------------------------
                                                              YEAR ENDED DECEMBER 31,
                                                    -------------------------------------------
                                                        1997            1996           1995
                                                    -------------   ------------   ------------
Oil, gas and NGLs sales...........................  $ 178,244,000   $ 94,207,000   $ 83,465,000
Production and operating expenses.................    (44,366,000)   (27,388,000)   (24,655,000)
Depreciation, depletion and amortization..........    (91,886,000)   (26,294,000)   (34,736,000)
Reduction of carrying value of oil and gas
  properties......................................   (625,514,000)            --    (97,061,000)
Income tax (expense) benefit......................    204,159,000    (18,074,000)    32,552,000
                                                    -------------   ------------   ------------
Results of operations for oil and gas producing
  activities......................................  $(379,363,000)  $ 22,451,000   $(40,435,000)
                                                    =============   ============   ============
Share of equity method investee's results of
  operations for oil and gas producing
  activities......................................  $  (1,981,000)  $    620,000   $         --
                                                    =============   ============   ============

                                DEVON-NORTHSTAR

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                      FINANCIAL STATEMENTS -- (CONTINUED)
       SEPTEMBER 30, 1998 AND 1997, AND DECEMBER 31, 1997, 1996 AND 1995

  Pro Forma Quantities of Oil and Gas Reserves

     Set forth below is a pro forma summary of the changes in the net quantities of crude oil, natural gas and NGLs reserves for the three year period ended December 31, 1997. The following information assumes the Combination was effective as of the end of 1994.

                                                                        TOTAL
                                                       ----------------------------------------
                                                       OIL (BBLS)     GAS (MCF)     NGLs (Bbls)
                                                       -----------   ------------   -----------
Actual Devon proved reserves as of December 31,
  1994...............................................   42,165,000    347,560,000    5,442,000
  Actual Northstar proved reserves as of December 31,
     1994............................................   15,779,000    191,600,000    2,223,000
                                                       -----------   ------------   ----------
Pro forma Devon proved reserves as of December 31,
  1994...............................................   57,944,000    539,160,000    7,665,000
  Revisions of previous estimates....................    2,250,000     (2,683,000)     532,000
  Extensions and discoveries.........................    4,661,000     82,445,000      773,000
  Purchase of reserves...............................    1,879,000    109,085,000    3,680,000
  Production.........................................   (7,130,000)   (58,234,000)    (831,000)
  Sale of reserves...................................     (605,000)   (20,027,000)    (269,000)
                                                       -----------   ------------   ----------
Pro forma proved reserves as of December 31, 1995....   58,999,000    649,746,000   11,550,000
  Revisions of previous estimates....................    4,982,000    (31,569,000)   1,022,000
  Extensions and discoveries.........................    4,433,000    149,049,000    1,154,000
  Purchase of reserves...............................   21,189,000    252,122,000    2,130,000
  Production.........................................   (6,780,000)   (62,186,000)  (1,255,000)
  Sale of reserves...................................   (2,668,000)   (58,843,000)    (411,000)
                                                       -----------   ------------   ----------
Pro forma proved reserves as of December 31, 1996....   80,155,000    898,319,000   14,190,000
  Revisions of previous estimates....................       42,000    (46,390,000)   1,544,000
  Extensions and discoveries.........................    9,387,000    145,508,000      424,000
  Purchase of reserves...............................   19,396,000    275,592,000    2,914,000
  Production.........................................  (11,783,000)  (121,810,000)  (1,891,000)
  Sale of reserves...................................     (156,000)      (615,000)      (3,000)
                                                       -----------   ------------   ----------
Pro forma proved reserves as of December 31, 1997....   97,041,000   1,150,604,000  17,178,000
                                                       ===========   ============   ==========
Pro forma proved developed reserves as of:
  December 31, 1994..................................   34,497,000    515,902,000    5,346,000
  December 31, 1995..................................   43,236,000    597,564,000    8,230,000
  December 31, 1996..................................   72,330,000    810,465,000   12,563,000
  December 31, 1997..................................   88,258,000    984,374,000   16,332,000
Share of equity method investee's proved reserves as
  of:
  December 31, 1996..................................    3,435,000     12,730,000      360,000
  December 31, 1997..................................    3,064,000     15,560,000      261,000
Share of equity method investee's proved developed
  reserves as of:
  December 31, 1996..................................    2,665,000     12,433,000      347,000
  December 31, 1997..................................    2,543,000     15,356,000      254,000

                                DEVON-NORTHSTAR

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                      FINANCIAL STATEMENTS -- (CONTINUED)
       SEPTEMBER 30, 1998 AND 1997, AND DECEMBER 31, 1997, 1996 AND 1995

                                                                        DOMESTIC
                                                         --------------------------------------
                                                         OIL (BBLS)    GAS (MCF)    NGLS (BBLS)
                                                         ----------   -----------   -----------
Actual Devon proved reserves as of December 31, 1994...  42,165,000   347,560,000    5,442,000
  Actual Northstar proved reserves as of December 31,
     1994..............................................          --            --           --
                                                         ----------   -----------   ----------
Pro forma Devon proved reserves as of December 31,
  1994.................................................  42,165,000   347,560,000    5,442,000
  Revisions of previous estimates......................   1,127,000    (7,431,000)     535,000
  Extensions and discoveries...........................   2,959,000     9,645,000      472,000
  Purchase of reserves.................................   1,852,000    59,585,000    3,665,000
  Production...........................................  (3,300,000)  (36,886,000)    (600,000)
  Sale of reserves.....................................    (337,000)   (8,627,000)     (45,000)
                                                         ----------   -----------   ----------
Pro forma proved reserves as of December 31, 1995......  44,466,000   363,846,000    9,469,000
  Revisions of previous estimates......................   2,365,000     4,359,000    1,096,000
  Extensions and discoveries...........................   3,680,000    14,849,000      852,000
  Purchase of reserves.................................  13,659,000   209,064,000    1,246,000
  Production...........................................  (3,816,000)  (35,714,000)    (952,000)
  Sale of reserves.....................................    (403,000)   (1,743,000)     (16,000)
                                                         ----------   -----------   ----------
Pro forma proved reserves as of December 31, 1996......  59,951,000   554,661,000   11,695,000
  Revisions of previous estimates......................  (1,358,000)  (21,124,000)   1,531,000
  Extensions and discoveries...........................   7,394,000    94,925,000      301,000
  Purchase of reserves.................................   1,126,000       992,000       16,000
  Production...........................................  (6,055,000)  (61,015,000)  (1,468,000)
  Sale of reserves.....................................    (156,000)     (615,000)      (3,000)
                                                         ----------   -----------   ----------
Pro forma proved reserves as of December 31, 1997......  60,902,000   567,824,000   12,072,000
                                                         ==========   ===========   ==========
Pro forma proved developed reserves as of:
  December 31, 1994....................................  18,718,000   324,302,000    3,123,000
  December 31, 1995....................................  28,703,000   311,664,000    6,149,000
  December 31, 1996....................................  52,672,000   529,407,000   10,328,000
  December 31, 1997....................................  53,059,000   462,082,000   11,289,000

                                DEVON-NORTHSTAR

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                      FINANCIAL STATEMENTS -- (CONTINUED)
       SEPTEMBER 30, 1998 AND 1997, AND DECEMBER 31, 1997, 1996 AND 1995

                                                                         CANADA
                                                         --------------------------------------
                                                         OIL (BBLS)    GAS (MCF)    NGLS (BBLS)
                                                         ----------   -----------   -----------
Actual Devon proved reserves as of December 31, 1994...          --            --           --
  Actual Northstar proved reserves as of December 31,
     1994..............................................  15,779,000   191,600,000    2,223,000
                                                         ----------   -----------    ---------
Pro forma Devon proved reserves as of December 31,
  1994.................................................  15,779,000   191,600,000    2,223,000
  Revisions of previous estimates......................   1,123,000     4,748,000       (3,000)
  Extensions and discoveries...........................   1,702,000    72,800,000      301,000
  Purchase of reserves.................................      27,000    49,500,000       15,000
  Production...........................................  (3,830,000)  (21,348,000)    (231,000)
  Sale of reserves.....................................    (268,000)  (11,400,000)    (224,000)
                                                         ----------   -----------    ---------
Pro forma proved reserves as of December 31, 1995......  14,533,000   285,900,000    2,081,000
  Revisions of previous estimates......................   2,617,000   (35,928,000)     (74,000)
  Extensions and discoveries...........................     753,000   134,200,000      302,000
  Purchase of reserves.................................   7,530,000    43,058,000      884,000
  Production...........................................  (2,964,000)  (26,472,000)    (303,000)
  Sale of reserves.....................................  (2,265,000)  (57,100,000)    (395,000)
                                                         ----------   -----------    ---------
Pro forma proved reserves as of December 31, 1996......  20,204,000   343,658,000    2,495,000
  Revisions of previous estimates......................   1,400,000   (25,266,000)      13,000
  Extensions and discoveries...........................   1,993,000    50,583,000      123,000
  Purchase of reserves.................................  18,270,000   274,600,000    2,898,000
  Production...........................................  (5,728,000)  (60,795,000)    (423,000)
  Sale of reserves.....................................          --            --           --
                                                         ----------   -----------    ---------
Pro forma proved reserves as of December 31, 1997......  36,139,000   582,780,000    5,106,000
                                                         ==========   ===========    =========
Pro forma proved developed reserves as of:
  December 31, 1994....................................  15,779,000   191,600,000    2,223,000
  December 31, 1995....................................  14,533,000   285,900,000    2,081,000
  December 31, 1996....................................  19,658,000   281,058,000    2,235,000
  December 31, 1997....................................  35,199,000   522,292,000    5,043,000
Share of equity method investee's proved reserves as
  of:
  December 31, 1996....................................   3,435,000    12,730,000      360,000
  December 31, 1997....................................   3,064,000    15,560,000      261,000
Share of equity method investee's proved developed
  reserves as of:
  December 31, 1996....................................   2,665,000    12,433,000      347,000
  December 31, 1997....................................   2,543,000    15,356,000      254,000

                                DEVON-NORTHSTAR

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                      FINANCIAL STATEMENTS -- (CONTINUED)
       SEPTEMBER 30, 1998 AND 1997, AND DECEMBER 31, 1997, 1996 AND 1995

  Pro Forma Standardized Measure of Discounted Future Net Cash Flows

     The accompanying tables reflect the pro forma standardized measure of discounted future net cash flows relating to Devon's interest in proved oil, gas and NGLs reserves as of December 31, 1997, 1996 and 1995, assuming the Combination was effective as of the beginning of 1995.

                                                                    TOTAL
                                              --------------------------------------------------
                                                           YEAR ENDED DECEMBER 31,
                                              --------------------------------------------------
                                                   1997              1996              1995
                                              ---------------   ---------------   --------------
Future cash inflows.........................  $ 3,728,815,000   $ 4,972,804,000   $2,050,722,000
Future costs:
  Development...............................     (120,277,000)      (90,638,000)     (71,190,000)
  Production................................   (1,386,943,000)   (1,377,410,000)    (762,839,000)
Future income tax expense...................     (399,972,000)     (953,748,000)    (153,431,000)
                                              ---------------   ---------------   --------------
Future net cash flows.......................    1,821,623,000     2,551,008,000    1,063,262,000
10% discount to reflect timing of cash
  flows.....................................     (720,947,000)   (1,096,034,000)    (420,857,000)
                                              ---------------   ---------------   --------------
Standardized measure of discounted future
  net cash flows............................  $ 1,100,676,000   $ 1,454,974,000   $  642,405,000
                                              ===============   ===============   ==============
Discounted future net cash flows before
  income taxes..............................  $ 1,340,644,000   $ 1,999,748,000   $  730,753,000
                                              ===============   ===============   ==============
Share of equity method investee's
  standardized measure of discounted future
  net cash flows............................  $    34,172,000   $    41,634,000   $           --
                                              ===============   ===============   ==============
Share of equity method investee's discounted
  future net cash flows before income
  taxes.....................................  $    45,777,000   $    64,619,000   $           --
                                              ===============   ===============   ==============

                                                                   DOMESTIC
                                               -------------------------------------------------
                                                            YEAR ENDED DECEMBER 31,
                                               -------------------------------------------------
                                                    1997             1996              1995
                                               --------------   ---------------   --------------
Future cash inflows..........................  $2,304,602,000   $ 3,712,956,000   $1,476,418,000
Future costs:
  Development................................     (83,350,000)      (54,064,000)     (52,327,000)
  Production.................................    (806,130,000)   (1,013,750,000)    (496,279,000)
Future income tax expense....................    (269,880,000)     (713,182,000)    (153,431,000)
                                               --------------   ---------------   --------------
Future net cash flows........................   1,145,242,000     1,931,960,000      774,381,000
10% discount to reflect timing of cash
  flows......................................    (481,263,000)     (846,174,000)    (328,481,000)
                                               --------------   ---------------   --------------
Standardized measure of discounted future net
  cash flows.................................  $  663,979,000   $ 1,085,786,000   $  445,900,000
                                               ==============   ===============   ==============
Discounted future net cash flows before
  income taxes...............................  $  820,448,000   $ 1,486,603,000   $  534,248,000
                                               ==============   ===============   ==============

                                DEVON-NORTHSTAR

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                      FINANCIAL STATEMENTS -- (CONTINUED)
       SEPTEMBER 30, 1998 AND 1997, AND DECEMBER 31, 1997, 1996 AND 1995

                                                                     CANADA
                                                 -----------------------------------------------
                                                             YEAR ENDED DECEMBER 31,
                                                 -----------------------------------------------
                                                      1997             1996            1995
                                                 --------------   --------------   -------------
Future cash inflows............................  $1,424,213,000   $1,259,848,000   $ 574,304,000
Future costs:
  Development..................................     (36,927,000)     (36,574,000)    (18,863,000)
  Production...................................    (580,813,000)    (363,660,000)   (266,560,000)
Future income tax expense......................    (130,092,000)    (240,566,000)             --
                                                 --------------   --------------   -------------
Future net cash flows..........................     676,381,000      619,048,000     288,881,000
10% discount to reflect timing of cash flows...    (239,684,000)    (249,860,000)    (92,376,000)
                                                 --------------   --------------   -------------
Standardized measure of discounted future net
  cash flows...................................  $  436,697,000   $  369,188,000   $ 196,505,000
                                                 ==============   ==============   =============
Discounted future net cash flows before income
  taxes........................................  $  520,196,000   $  513,145,000   $ 196,505,000
                                                 ==============   ==============   =============
Share of equity method investee's standardized
  measure of discounted future net cash
  flows........................................  $   34,172,000       41,634,000              --
                                                 ==============   ==============   =============
Share of equity method investee's discounted
  future net cash flows before income taxes....  $   45,777,000   $   64,619,000   $          --
                                                 ==============   ==============   =============

     Future cash inflows are computed by applying year-end prices (averaging $16.22 per barrel of oil, adjusted for transportation and other charges, $1.64 per Mcf of gas and $13.32 per barrel of NGLs at December 31, 1997) to the year-end quantities of proved reserves, except in those instances where fixed and determinable price changes are provided by contractual arrangements in existence at year-end. In addition to the future gas revenues calculated at $1.64 per Mcf, Devon's total future gas revenues also include the future tax credit payments to be received and recorded as gas revenues pursuant to the San Juan Basin Transaction described in Note 3 to Devon's consolidated financial statements included in its 1997 annual report on Form 10-K. Devon's future total and domestic cash inflows as of December 31, 1997, shown in the tables above include $35.2 million related to these tax credit payments from 1998 through 2002. This amount has been calculated using the assumption that the year-end 1997 tax credit rate of $1.05 per MMBtu remains constant.

     Future development and production costs are computed by estimating the expenditures to be incurred in developing and producing proved oil and gas reserves at the end of the year, based on year-end costs and assuming continuation of existing economic conditions.

     Future income tax expenses are computed by applying the appropriate statutory tax rates to the future pretax net cash flows relating to proved reserves, net of the tax basis of the properties involved. The future income tax expenses give effect to permanent differences and tax credits, but do not reflect the impact of future operations.

                                DEVON-NORTHSTAR

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                      FINANCIAL STATEMENTS -- (CONTINUED)
       SEPTEMBER 30, 1998 AND 1997, AND DECEMBER 31, 1997, 1996 AND 1995

  Pro Forma Changes Relating to the Standardized Measure of Discounted Future Net Cash Flows

     Principal changes in the total U.S. and Canadian combined standardized measure of discounted future net cash flows attributable to Devon's proved reserves are shown in the following table. The following reconciliation assumes that the Combination was effective as of the end of 1994.

                                                                        TOTAL
                                                   -----------------------------------------------
                                                               YEAR ENDED DECEMBER 31,
                                                   -----------------------------------------------
                                                        1997             1996            1995
                                                   --------------   --------------   -------------
Devon's actual beginning balance as of December
  31, 1994.......................................                                    $ 358,206,000
  Northstar's actual beginning balance as of
     December 31, 1994...........................                                      168,459,000
                                                                                     -------------
Pro forma beginning balance......................  $1,454,974,000   $  642,405,000     526,665,000
Sales of oil, gas and NGLs, net of production
  costs..........................................    (331,980,000)    (187,151,000)   (137,114,000)
Net changes in prices and production costs.......    (890,534,000)     763,909,000      55,163,000
Extensions, discoveries, and improved recovery,
  net of future development costs................      75,698,000      145,310,000      45,256,000
Purchase of reserves, net of future development
  costs..........................................     246,173,000      578,099,000      63,943,000
Development costs incurred during the period
  which reduced future development costs.........      62,868,000       63,123,000      56,287,000
Revisions of quantity estimates..................     (12,251,000)      35,852,000      17,501,000
Sales of reserves in place.......................      (1,395,000)     (81,452,000)    (14,939,000)
Accretion of discount............................     198,401,000       73,000,000      59,584,000
Net change in income taxes.......................     300,684,000     (456,426,000)    (23,906,000)
Other, primarily changes in timing...............      (1,962,000)    (121,695,000)     (6,035,000)
                                                   --------------   --------------   -------------
Pro forma ending balance.........................  $1,100,676,000   $1,454,974,000   $ 642,405,000
                                                   ==============   ==============   =============

             UNAUDITED U.S. GAAP FINANCIAL INFORMATION -- NORTHSTAR

     Set forth below is certain unaudited U.S. GAAP financial information with respect to Northstar prior to the Combination. Such unaudited U.S. GAAP financial information converts Northstar's historical information, which is presented under Canadian GAAP and Canadian dollars, to U.S. GAAP and U.S. dollars, and conforms to Devon presentation.

     The following unaudited U.S. GAAP financial statements should be read in conjunction with the notes thereto immediately following such unaudited U.S. GAAP financial statements, and the consolidated financial statements and related notes of Northstar which are included elsewhere herein.

     In March, 1997, Northstar acquired all the outstanding common shares of Morrison by issuing approximately 46.1 million Northstar common shares. Under Canadian GAAP, the Morrison transaction was accounted for under the pooling-of-interests method of accounting. Accordingly, the information presented in the following unaudited U.S. GAAP financial statements as "Northstar Historical" represents Northstar's historical results presented using Canadian GAAP, whereby the historical results of Northstar and Morrison have been combined for all periods presented.

     The Northstar common shares received by the Morrison shareholders represented approximately 53% of the combined company's outstanding shares. Therefore, under U.S. GAAP, the Morrison transaction would be accounted for as a reverse acquisition of Northstar by Morrison. Accordingly, for the following unaudited U.S. GAAP financial statements, the results presented for periods through March, 1997 as "Northstar Using U.S. GAAP," represent the historical results of Morrison, the "accounting acquirer." Because Northstar was the "legal acquirer," the financial results for periods through March, 1997, are referred to as "Northstar's" results, even though they represent the historical results of Morrison. For periods subsequent to March, 1997, the results presented as "Northstar Using U.S. GAAP" represent the historical results of Morrison, combined with the results of Northstar after valuing Northstar's March, 1997, assets and liabilities at fair value, rather than historical book value.

                 UNAUDITED U.S. GAAP BALANCE SHEET -- NORTHSTAR
                               SEPTEMBER 30, 1998
                                 (IN THOUSANDS)

                                                                           U.S. GAAP          NORTHSTAR    CONVERTED
                                                            NORTHSTAR      AND OTHER            USING         TO
                                                           HISTORICAL    ADJUSTMENTS(3)       U.S. GAAP    U.S.$(4)
                                                           -----------   --------------       ----------   ---------
Assets:
  Current assets.........................................  C$   97,184     C$      --         C$ 97,184    $  63,695
  Oil and gas properties, net............................    1,054,445        423,819(a)        471,370      308,936
                                                                             (998,412)(b)
                                                                               (8,482)(d)
  Other property and equipment, net......................        7,282             --             7,282        4,773
  Deferred income taxes..................................           --         81,711(c)         81,711       53,553
  Other assets, net......................................       29,063           (627)(a)         2,510        1,645
                                                                              (25,926)(d)
                                                           -----------     ----------         ----------   ---------
        Total assets.....................................  C$1,187,974     C$(527,917)        C$660,057    $ 432,602
                                                           ===========     ==========         ==========   =========
Liabilities:
  Current liabilities....................................  C$   95,842     C$      --         C$ 95,842    $  62,815
  Deferred revenue.......................................        9,487             --             9,487        6,218
  Other liabilities......................................       19,829         (6,652)(a)            --           --
                                                                              (13,177)(d)
  Long-term debt.........................................      463,102             --           463,102      303,517
  Deferred income taxes..................................      174,491        129,421(a)             --           --
                                                                             (303,912)(c)
Stockholders' equity:
  Stockholders' equity -- Northstar......................      317,957        219,723(a)             --           --
                                                                             (537,680)(d)
  Additional paid-in capital.............................           --        537,680(d)        537,680      397,178
  Retained earnings (deficit)............................      107,266         80,700(a)       (446,054)    (316,760)
                                                                             (998,412)(b)
                                                                              385,623(c)
                                                                              (21,231)(d)
  Accumulated other comprehensive earnings
    (loss) -- foreign currency translation adjustments...           --             --                --      (20,366)
                                                           -----------     ----------         ----------   ---------
        Total stockholders' equity.......................      425,223       (333,597)           91,626       60,052
                                                           -----------     ----------         ----------   ---------
        Total liabilities and stockholders' equity.......  C$1,187,974     C$(527,917)        C$660,057    $ 432,602
                                                           ===========     ==========         ==========   =========

      See accompanying notes to unaudited U.S. GAAP financial statements.

            UNAUDITED U.S. GAAP STATEMENT OF OPERATIONS -- NORTHSTAR
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                            U.S. GAAP        NORTHSTAR   CONVERTED
                                             NORTHSTAR      AND OTHER          USING        TO
                                             HISTORICAL   ADJUSTMENTS(3)     U.S. GAAP   U.S.$(4)
                                             ----------   --------------     ---------   ---------
Revenues:
  Oil sales................................  C $81,881      C $(10,922)(e)   $C  67,527   $45,931
                                                               (3,432)(i)
  Gas sales................................    104,094        (22,592)(e)       80,115     54,524
                                                               (1,387)(i)
  Natural gas liquids sales................      3,157            577(e)         3,625      2,469
                                                                 (109)(i)
  Less royalties...........................    (26,100)        26,100(e)            --         --
  Other....................................     43,415         11,818(e)        15,468     10,652
                                                               (1,780)(f)
                                                               (1,304)(i)
                                                              (40,241)(h)
                                             ---------      ---------        ---------    -------
          Total revenues...................    206,447        (39,712)         166,735    113,576
                                             ---------      ---------        ---------    -------
Costs and expenses:
  Lease operating expenses.................     43,854          2,867(e)        44,785     30,492
                                                               (1,936)(i)
  Production taxes.........................         --          1,511(e)         1,511      1,030
  Depreciation, depletion and
     amortization..........................     90,549         (2,990)(i)       36,337     24,716
                                                              (51,222)(j)
  General and administrative expenses......     11,248            603(e)        11,430      7,773
                                                                 (421)(i)
  Interest expense.........................     23,742             --           23,742     16,160
  Deferred effect of changes in foreign
     currency exchange rate on long-term
     debt..................................         --         22,905(f)        22,905     15,433
                                             ---------      ---------        ---------    -------
          Total costs and expenses.........    169,393        (28,683)         140,710     95,604
                                             ---------      ---------        ---------    -------
Earnings before income taxes...............     37,054        (11,029)          26,025     17,972
Income tax expense:
  Current..................................      1,781           (266)(i)        1,515      1,032
  Deferred.................................      5,730         12,100(k)        12,173      8,408
                                                               (5,657)(h)
                                             ---------      ---------        ---------    -------
          Total income tax expense.........      7,511          6,177           13,688      9,440
                                             ---------      ---------        ---------    -------
Net earnings...............................  C $29,543      C $(17,206)      $C  12,337   $ 8,532
                                             =========      =========        =========    =======
Net earnings per average common share
  outstanding:
  Basic....................................  C $  0.43                       $C    0.18   $  0.12
  Diluted..................................  C $  0.41                       $C    0.18   $  0.12
Weighted average common shares
  outstanding..............................     68,263                          68,263     68,263

      See accompanying notes to unaudited U.S. GAAP financial statements.

            UNAUDITED U.S. GAAP STATEMENT OF OPERATIONS -- NORTHSTAR
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                             U.S. GAAP        NORTHSTAR   CONVERTED
                                              NORTHSTAR      AND OTHER          USING        TO
                                              HISTORICAL   ADJUSTMENTS(3)     U.S. GAAP   U.S.$(4)
                                              ----------   --------------     ---------   ---------
Revenues:
  Oil sales.................................  C$126,246      C$(19,526)(e)    C$73,454     $53,016
                                                               (25,517)(h)
                                                                (7,749)(i)
  Gas sales.................................    101,245        (13,660)(e)      61,535      44,413
                                                               (23,295)(h)
                                                                (2,755)(i)
  Natural gas liquids sales.................      5,737         (1,628)(e)       1,916       1,380
                                                                (2,005)(h)
                                                                  (188)(i)
  Less royalties............................    (46,716)        34,819(e)           --          --
                                                                11,897(h)
  Other.....................................     48,764         10,355(e)       51,534      37,176
                                                                (2,025)(h)
                                                                (5,560)(i)
                                              ---------      ---------        --------     -------
          Total revenues....................    235,276        (46,837)        188,439     135,985
                                              ---------      ---------        --------     -------
Costs and expenses:
  Lease operating expenses..................     37,854          4,930(e)       34,241      24,711
                                                                (6,316)(h)
                                                                (2,227)(i)
  Production taxes..........................         --          1,306(e)        1,113         803
                                                                  (193)(i)
  Depreciation, depletion and
     amortization...........................     86,698        (14,811)(h)      77,242      55,751
                                                                (4,678)(i)
                                                                10,033(j)
  General and administrative expenses.......     10,847          4,124(e)       13,251       9,564
                                                                (1,720)(h)
  Interest expense..........................     15,684         (1,564)(h)      14,120      10,192
  Deferred effect of changes in foreign
     currency exchange rate on long-term
     debt...................................         --            563(f)          563         406
                                              ---------      ---------        --------     -------
          Total costs and expenses..........    151,083        (10,553)        140,530     101,427
                                              ---------      ---------        --------     -------
Earnings before income taxes................     84,193        (36,284)         47,909      34,558
Income tax expense (benefit):
  Current...................................      2,338           (308)(h)       2,030       1,465
  Deferred..................................     35,782         (6,815)(h)      21,367      15,414
                                                                (7,600)(k)
                                              ---------      ---------        --------     -------
          Total income tax expense
            (benefit).......................     38,120        (14,723)         23,397      16,879
                                              ---------      ---------        --------     -------
Net earnings................................  C$ 46,073      C$(21,561)       C$24,512     $17,679
                                              =========      =========        ========     =======
Net earnings per average common share
  outstanding:
  Basic.....................................  C$   0.61                       C$  0.40     $  0.29
  Diluted...................................  C$   0.59                       C$  0.39     $  0.28
Weighted average common shares
  outstanding...............................     75,377                         61,477      61,477

      See accompanying notes to unaudited U.S. GAAP financial statements.

            UNAUDITED U.S. GAAP STATEMENT OF OPERATIONS -- NORTHSTAR
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                          U.S. GAAP         NORTHSTAR    CONVERTED
                                           NORTHSTAR      AND OTHER           USING         TO
                                           HISTORICAL   ADJUSTMENTS(3)      U.S. GAAP    U.S.$(4)
                                           ----------   --------------     -----------   ---------
Revenues:
  Oil sales..............................  C$165,385      C$ (26,868)(e)   C$  102,824   $  74,280
                                                             (25,517)(h)
                                                             (10,176)(i)
  Gas sales..............................    139,776         (17,549)(e)        95,391      68,910
                                                             (23,295)(h)
                                                              (3,541)(i)
  Natural gas liquids sales..............      8,114          (1,390)(e)         4,382       3,166
                                                              (2,005)(h)
                                                                (337)(i)
  Less royalties.........................    (57,776)         45,879(e)             --          --
                                                              11,897(h)
  Other..................................     51,387          12,517(e)         55,596      40,163
                                                              (2,025)(h)
                                                              (6,283)(i)
                                           ---------      ----------       -----------   ---------
          Total revenues.................    306,886         (48,693)          258,193     186,519
                                           ---------      ----------       -----------   ---------
Costs and expenses:
  Lease operating expenses...............     53,274           5,602(e)         48,784      35,242
                                                              (6,316)(h)
                                                              (3,776)(i)
  Production taxes.......................         --           1,804(e)          1,804       1,303
  Depreciation, depletion and
     amortization........................    118,815          20,624(h)        116,003      83,801
                                                              (6,293)(i)
                                                             (17,143)(j)
  General and administrative expenses....     12,494           5,183(e)         15,863      11,459
                                                              (1,720)(h)
                                                                 (94)(i)
  Interest expense.......................     31,305          (1,564)(h)        25,629      18,514
                                                                (109)(i)
                                                              (4,003)(f)
  Deferred effect of changes in foreign
     currency exchange rate on long-term
     debt................................         --           8,111(f)          8,111       5,860
  Reduction of carrying value of oil and
     gas properties......................         --         865,883(j)        865,883     625,514
                                           ---------      ----------       -----------   ---------
          Total costs and expenses.......    215,888         866,189         1,082,077     781,693
                                           ---------      ----------       -----------   ---------
Earnings (loss) before income taxes......     90,998        (914,882)         (823,884)   (595,174)
Income tax expense (benefit):
  Current................................      2,826            (308)(h)         2,291       1,655
                                                                (227)(i)
  Deferred...............................     38,107          (6,815)(h)      (306,680)   (221,546)
                                                            (337,972)(k)
                                           ---------      ----------       -----------   ---------
          Total income tax expense
            (benefit)....................     40,933        (345,322)         (304,389)   (219,891)
                                           ---------      ----------       -----------   ---------
Net earnings (loss)......................  C$ 50,065      C$(569,560)      C$ (519,495)  $(375,283)
                                           =========      ==========       ===========   =========
Net earnings (loss) per average common
  share outstanding:
  Basic..................................  C$   0.68                       C$    (8.24)  $   (5.95)
  Diluted................................  C$   0.66                       C$    (8.24)  $   (5.95)
Weighted average common shares
  outstanding............................     73,505                            63,080      63,080

      See accompanying notes to unaudited U.S. GAAP financial statements.

            UNAUDITED U.S. GAAP STATEMENT OF OPERATIONS -- NORTHSTAR
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                          U.S. GAAP        NORTHSTAR     CONVERTED
                                          NORTHSTAR       AND OTHER          USING          TO
                                          HISTORICAL    ADJUSTMENTS(3)     U.S. GAAP     U.S.$(4)
                                          ----------    --------------     ---------     ---------
Revenues:
  Oil sales.............................  C$195,497       C$ (22,253)(e)   C$ 76,236     $ 55,881
                                                             (94,238)(g)
                                                              (2,770)(i)
  Gas sales.............................    123,504           (8,995)(e)      45,559       33,394
                                                             (68,256)(g)
                                                                (694)(i)
  Natural gas liquids sales.............     15,127           (1,612)(e)       6,728        4,932
                                                              (6,619)(g)
                                                                (168)(i)
  Less royalties........................    (63,138)          31,538 (e)          --           --
                                                              31,600 (g)
  Other.................................     37,140           11,800 (e)      45,172       33,111
                                                              (4,448)(g)
                                                                 680 (i)
                                          ---------       ----------       ---------     --------
          Total revenues................    308,130         (134,435)        173,695      127,318
                                          ---------       ----------       ---------     --------
Costs and expenses:                                            4,392 (e)
  Lease operating expenses..............     56,940          (23,633)(g)      37,062       27,166
                                                                (637)(i)
  Production taxes......................         --              303 (e)         303          222
  Depreciation, depletion and
     amortization.......................    119,828          (62,911)(g)      36,761       26,946
                                                              (1,468)(i)
                                                             (18,688)(j)
  General and administrative expenses...      7,639            5,783 (e)       8,199        6,010
                                                              (5,169)(g)
                                                                 (54)(i)
  Interest expense......................     17,105           (6,891)(g)      10,075        7,385
                                                                (139)(i)
  Deferred effect of changes in foreign
     currency exchange rate on long-term
     debt...............................         --              272 (f)         272          199
                                          ---------       ----------       ---------     --------
          Total costs and expenses......    201,512         (108,840)         92,672       67,928
                                          ---------       ----------       ---------     --------
Earnings before income taxes............    106,618          (25,595)         81,023       59,390
Income tax expense (benefit):
  Current...............................      2,827           (1,273)(g)       1,535        1,125
                                                                 (19)(i)
  Deferred..............................     41,729          (16,192)(g)      34,738       25,463
                                                               9,201 (k)
                                          ---------       ----------       ---------     --------
          Total income tax expense
            (benefit)...................     44,556           (8,283)         36,273       26,588
                                          ---------       ----------       ---------     --------
Net earnings............................  C$ 62,062       C$ (17,312)      C$ 44,750     $ 32,802
                                          =========       ==========       =========     ========
Net earnings per average common share
  outstanding:
  Basic.................................  C$   0.72                        C$   0.99     $   0.72
  Diluted...............................  C$   0.70                        C$   0.99     $   0.72
Weighted average common shares
  outstanding...........................     85,832                           45,326       45,326

      See accompanying notes to unaudited U.S. GAAP financial statements.

            UNAUDITED U.S. GAAP STATEMENT OF OPERATIONS -- NORTHSTAR
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                         U.S. GAAP         NORTHSTAR    CONVERTED
                                         NORTHSTAR       AND OTHER           USING         TO
                                         HISTORICAL    ADJUSTMENTS(3)      U.S. GAAP    U.S.$(4)
                                         ----------    --------------      ---------    ---------
Revenues:
  Oil sales............................  C$156,755       C$ (21,530)(e)    C$ 82,658    $ 60,316
                                                            (52,567)(g)
  Gas sales............................     93,221           (3,246)(e)       28,041      20,462
                                                            (61,934)(g)
  Natural gas liquids sales............     11,143           (1,590)(e)        3,682       2,687
                                                             (5,871)(g)
  Less royalties.......................    (43,372)          25,193(e)            --          --
                                                             18,179(g)
  Other................................     12,163            7,251(e)        18,330      13,375
                                                             (1,084)(g)
                                         ---------       ----------        ---------    --------
          Total revenues...............    229,910          (97,199)         132,711      96,840
                                         ---------       ----------        ---------    --------
Costs and expenses:
  Lease operating expenses.............     47,852            2,008(e)        33,486      24,435
                                                            (16,374)(g)
  Production taxes.....................         --              301(e)           301         220
  Depreciation, depletion and
     amortization......................    101,353          (48,806)(g)       48,445      35,350
                                                             (4,102)(j)
  General and administrative
     expenses..........................      8,969            3,769(e)         8,890       6,487
                                                             (3,848)(g)
  Interest expense.....................     12,392           (7,138)(g)        5,254       3,834
  Deferred effect of changes in foreign
     currency exchange rate on
     long-term debt....................         --              421(f)           421         307
  Reduction of carrying value of oil
     and gas properties................         --          133,015(j)       133,015      97,061
                                         ---------       ----------        ---------    --------
          Total costs and expenses.....    170,566           59,246          229,812     167,694
                                         ---------       ----------        ---------    --------
Earnings before income taxes...........     59,344         (156,445)         (97,101)    (70,854)
Income tax expense (benefit):
  Current..............................      1,696             (604)(g)        1,092         797
  Deferred.............................     21,070           (7,100)(g)      (42,834)    (31,256)
                                                            (56,804)(k)
                                         ---------       ----------        ---------    --------
          Total income tax expense
            (benefit)..................     22,766          (64,508)         (41,742)    (30,459)
                                         ---------       ----------        ---------    --------
Net earnings...........................  C$ 36,578       C$ (91,937)       C$(55,359)   $(40,395)
                                         =========       ==========        =========    ========
Net earnings per average common share
  outstanding:
  Basic................................  C$   0.45                         C$  (1.25)   $  (0.91)
  Diluted..............................  C$   0.44                         C$  (1.25)   $  (0.91)
Weighted average common shares
  outstanding..........................     81,270                            44,250      44,250

      See accompanying notes to unaudited U.S. GAAP financial statements.

                          NOTES TO UNAUDITED U.S. GAAP
                       FINANCIAL STATEMENTS -- NORTHSTAR
          JUNE 30, 1998 AND 1997, AND DECEMBER 31, 1997, 1996 AND 1995

1. BASIS OF PRESENTATION

     The accompanying unaudited U.S. GAAP financial information of Northstar is presented to reflect Northstar's financial information under U.S. GAAP and U.S. dollars and in conformity with Devon's financial statement presentation. The unaudited U.S. GAAP financial information should be read in conjunction with the historical consolidated financial statements and related notes thereto for Northstar that are included elsewhere herein.

     The historical consolidated financial statement information for Northstar was prepared under Canadian GAAP and in Canadian dollars. For these unaudited U.S. GAAP financial statements, the historical financial information of Northstar have been converted to U.S. dollars using the September 30, 1998, exchange rate for the balance sheet and the average exchange rates for the nine month periods ended September 30, 1998 and 1997 and the years 1997, 1996 and 1995, for the statements of operations. These unaudited U.S. GAAP financial statements also contain certain adjustments to conform the historical Northstar financial statements to U.S. GAAP as described in the following notes. Also, see
Note 13 to Northstar's historical consolidated financial statements included elsewhere herein for a description of the adjustments to convert Northstar's financial statements from Canadian GAAP to U.S. GAAP. In addition, certain reclassifications have been made to Northstar's historical consolidated financial statements to conform to Devon's financial statement presentation.

2. NORTHSTAR -- MORRISON BUSINESS COMBINATION

     In March, 1997, Northstar acquired all the outstanding common shares of Morrison by issuing approximately 46.1 million Northstar common shares. Under Canadian GAAP, this acquisition was accounted for as a pooling-of-interests. Accordingly, Northstar's historical financial position as of September 30, 1998, and its historical financial results for the nine month periods ended September 30, 1998 and 1997, and for the years ended December 31, 1997, 1996 and 1995, are presented as if Northstar and Morrison had been combined for all periods presented.

     The Northstar common shares received by the Morrison shareholders represented approximately 53% of the combined company's outstanding shares. Therefore, under U.S. GAAP, the Morrison transaction would be accounted for as a reverse acquisition of Northstar by Morrison. Accordingly, for the accompanying unaudited U.S. GAAP financial statements, the results presented for periods through March, 1997 as "Northstar Using U.S. GAAP," represent the historical results of Morrison, the "accounting acquirer." Because Northstar was the "legal acquirer," the financial results for periods through March, 1997, are referred to as "Northstar's" results, even though they represent the historical results of Morrison. For periods subsequent to March, 1997, the results presented as "Northstar Using U.S. GAAP" represent the historical results of Morrison, combined with the results of Northstar after valuing Northstar's March, 1997, assets and liabilities at fair value, rather than historical book value.

     Because of the significant difference in accounting for this acquisition between Canadian GAAP and U.S. GAAP, the accompanying unaudited U.S. GAAP financial statements of Northstar include a number of adjustments concerning the Morrison acquisition. Those adjustments are described in detail in the following
Note 3.

3. U.S. GAAP ADJUSTMENTS

     The accompanying U.S. GAAP balance sheet includes the following adjustments:

          (a) To adjust for the effect of accounting for the Morrison transaction using the reverse acquisition purchase method of accounting under U.S. GAAP as opposed to the pooling-of-interests method that was used under Canadian GAAP.

                          NOTES TO UNAUDITED U.S. GAAP
                FINANCIAL STATEMENTS -- NORTHSTAR -- (CONTINUED)

          (b) To adjust for the cumulative effect of reductions to the carrying value of Northstar's oil and gas properties using the U.S. GAAP full cost ceiling limitations set forth by SEC rules and regulations for the full cost method of accounting for oil and gas operations.

          (c) To adjust for the effect of deferred income tax accounting under U.S. GAAP.

          (d) To adjust for other miscellaneous differences between Canadian GAAP and U.S. GAAP, including reclassifying accrued site restoration costs from other liabilities to accumulated depreciation, depletion and amortization to conform to Devon's presentation.

     The accompanying U.S. GAAP statements of operations include the following adjustments:

          (e) To allocate oil, gas and NGLs royalty payments to oil, gas and NGLs revenues in accordance with U.S. GAAP; to reclassify third party gas processing revenues from lease operating expenses to other revenues to conform to Devon's presentation; to reclassify gain from gas contract terminations from gas sales to other revenues to conform to Devon's presentation; and to reclassify management fees earned from general and administrative expenses to other revenues to conform to Devon's presentation

          (f) To record foreign currency transaction gains and losses in accordance with U.S. GAAP.

          (g) To remove the 1996 and 1995 results of Northstar originally recorded as a pooling-of-interests under Canadian GAAP.

          (h) To remove the first quarter 1997 results of Northstar originally recorded as a pooling-of-interests under Canadian GAAP, and adjust the last nine months of 1997 and the first nine months of 1998 for the effect of recording the Morrison transaction using the reverse acquisition purchase method of accounting under U.S. GAAP.

          (i) To adjust for the effect of accounting for Northstar's 50% interest in a Canadian oil and gas corporation using the equity method under U.S. GAAP. For Canadian GAAP, this interest is proportionately consolidated.

          (j) To record a C$865.9 million (U.S.$625.5 million) and a C$133.0 million (U.S.$97.1 million) reduction of the carrying value of oil and gas properties as of December 31, 1997 and 1995, respectively, in accordance with the full cost ceiling limitation set forth by SEC rules and regulations for the full cost method of accounting for oil and gas operations. The deferred tax benefits of these reductions to oil and gas properties were C$315.0 million (U.S.$227.6 million) in 1997 and C$59.3 million (U.S.$43.3 million) in 1995.

          As a result of the reductions of the carrying values of oil and gas properties in 1997 and 1995, as well as 1994 and 1991, reductions of Northstar's historical depreciation, depletion and amortization expense are reflected in periods subsequent to the reductions.

          (k) To adjust the historical income tax expense for (1) the effects of the U.S. GAAP adjustments described above, and (2) to convert to the income tax accounting method as prescribed by U.S. GAAP.

4. CONVERSION TO U.S. DOLLARS

     For the September 30, 1998, U.S. GAAP balance sheet, the stockholders' equity balance was adjusted using historical exchange rates in effect at the time of the various capital transactions. All other accounts were adjusted using the September 30, 1998, exchange rate of C$1.00 to U.S.$0.66.

                          NOTES TO UNAUDITED U.S. GAAP
                FINANCIAL STATEMENTS -- NORTHSTAR -- (CONTINUED)

     For the U.S. GAAP statements of operations for the nine month periods ended September 30, 1998 and 1997, Canadian dollars were converted to U.S. dollars using exchange rates of $0.69 and $0.72, respectively. For the U.S. GAAP statements of operations for the years ended December 31, 1997, 1996 and 1995, Canadian dollars were converted to U.S. dollars using exchange rates of $0.72, $0.73 and $0.73, respectively. The exchange rates used for all periods were calculated using the averages of the monthly exchange rates during such periods.

                                 EXHIBIT INDEX

EXHIBIT
NUMBER
-------
2        Amended and Restated Combination Agreement between the
         Registrant and Northstar Energy Corporation dated June 29,
         1998 (incorporated by reference to Annex B to Registrant's definitive proxy statement for a special meeting of
         shareholders, filed November 6, 1998)

3        Registrant's Amended and Restated Certificate of
         Incorporation

4.1      Support Agreement, dated December 10, 1998, between the
         Registrant and Northstar Energy Corporation

4.2      Provisions Attaching to the Exchangeable Shares

9        Voting and Exchange Trust Agreement, dated December 10
         1998, by and between the Registrant, Northstar Energy
         Corporation and CIBC Mellon Trust Company

10.1     US Credit Agreement, dated December 11, 1998, among the
         Registrant, as US Borrower, NationsBank, N.A., as
         Administrative Agent, NationsBanc Montgomery

         Securities, L.L.C., as Arranger, Bank One, Texas, N.A., as Syndication Agent, Bank of Montreal, as Documentation
         Agent, First Union, as Co-Documentation Agent, and Certain
         Financial Institutions, as Lenders

10.2 Canadian Credit Agreement, dated December 11, 1998, among Northstar Energy Corporation and Devon Energy
         Canada Corporation, as Canadian Borrowers, Bank of
         America Canada, as Administrative Agent, NationsBanc
         Montgomery Securities, L.L.C., as Arranger, First Chicago
         Capital Markets, Inc., as Syndication Agent, Bank of
         Montreal, as Documentation Agent, First Union, as Co-
         Documentation Agent, and Certain Financial Institutions, as Lenders

23       Consent of Deloitte & Touche LLP